Exhibit 10.2
EXECUTION COPY
MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT
DLJ MORTGAGE CAPITAL, INC.
Purchaser,
COUNTRYWIDE HOME LOANS, INC.,
Seller
and
COUNTRYWIDE HOME LOANS SERVICING LP
Servicer
Dated as of March 1, 2004
Conventional Residential Fixed and Adjustable Rate
Mortgage Loans

TABLE OF CONTENTS

		Page
SECTION 1. Definitions		1

SECTION 2. Agreement to Purchase; Servicing of the Mortgage Loans		14

SECTION 3. Mortgage Schedules		15

SECTION 4. Purchase Price		15

SECTION 5. Examination of Mortgage Files		16

SECTION 6. Conveyance from Seller to Purchaser		16
Subsection 6.01	Conveyance of Mortgage Loans; Possession of Servicing Files	16
Subsection 6.02	Books and Records	17
Subsection 6.03	Delivery of Mortgage Loan Documents	18
Subsection 6.04	Quality Control Procedures	20

SECTION 7. Representations, Warranties and Covenants of the Seller; Remedies for Breach		20

Subsection 7.01	Representations and Warranties Respecting the Seller	20
Subsection 7.02	Representations and Warranties Regarding Individual Mortgage Loans	23
Subsection 7.03	Representations and Warranties Respecting the Servicer	32
Subsection 7.04	Remedies for Breach of Representations and Warranties	34
Subsection 7.05	Repurchase of Converted Mortgage Loans	36
Subsection 7.06	Covenant of the Seller	36

SECTION 8. Closing		36

SECTION 9. Closing Documents		37

SECTION 10. Costs		38

SECTION 11. Servicer’s Servicing Obligations		38

SECTION 12. Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates		39

SECTION 13.	The Seller and the Servicer	41

Subsection 13.01	Additional Indemnification by the Seller and the Servicer; Third Party Claims	41
Subsection 13.02	Merger or Consolidation of the Servicer	42

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EXHIBITS

EXHIBIT 1	SELLER’S OFFICER CERTIFICATE
EXHIBIT 2	FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT 3	SECURITY RELEASE CERTIFICATION
EXHIBIT 4	ASSIGNMENT AND CONVEYANCE
EXHIBIT 5	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT 6	CONTENTS OF EACH SERVICING FILE
EXHIBIT 7	FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT
EXHIBIT 8	FORM OF ESCROW ACCOUNT LETTER AGREEMENT
EXHIBIT 9	SERVICING ADDENDUM
EXHIBIT 10	SELLER’S UNDERWRITING GUIDELINES
EXHIBIT 11	FORM OF ANNUAL CERTIFICATION
EXHIBIT 12	FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
EXHIBIT 13-1	FORM OF MONTHLY REMITTANCE ADVICE (WELLS FORM 300)
EXHIBIT 13-2	FORM OF MONTHLY REMITTANCE ADVICE (WELLS FORM 301)
EXHIBIT 14	FORM OF LIQUIDATION REPORT

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MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT
          This is a MORTGAGE LOAN PURCHASE AND SERVICING AGREEMENT (the “Agreement”), dated as of March 1, 2004, by and among DLJ Mortgage Capital, Inc., having an office at 11 Madison Avenue, New York, New York 10010 (the “Purchaser”), Countrywide Home Loans, Inc., having an office at 4500 Park Granada, Calabasas, California 91302 (the “Seller”), and Countrywide Home Loans Servicing LP, having an office at 400 Countrywide Way, Simi Valley, California 93065 (the “Servicer”).
W I T N E S S E T H:
          WHEREAS, the Seller desires to sell on a servicing retained basis, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, certain conventional fixed and adjustable rate residential first mortgage loans (the “Mortgage Loans”) as described herein, and which shall be delivered in pools of whole loans (each a “Mortgage Loan Package”) on various dates as provided herein (each a “Closing Date”);
          WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule for the related Mortgage Loan Package;
          WHEREAS, the Purchaser, the Seller and the Servicer wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans; and
          WHEREAS, following its purchase of the Mortgage Loans from the Seller, the Purchaser desires to sell some or all of the Mortgage Loans to one or more purchasers as a whole loan transfer or a public or private pass through transaction;
          NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Seller and the Servicer agree as follows:
          SECTION 1. Definitions.
          For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.
          Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with FNMA servicing practices and procedures, for MBS pool mortgages, as defined in the FNMA Guidelines including future updates.

          Adjustable Rate Mortgage Loan: Any Mortgage Loan purchased pursuant to this Agreement as to which the related Mortgage Note contains a provision whereby the Mortgage Interest Rate is adjusted from time to time in accordance with the terms of such Mortgage Note.
          Agreement: This Mortgage Loan Purchase and Servicing Agreement and all amendments hereof and supplements hereto.
          ALTA: The American Land Title Association, its successors and assigns.
          Appraised Value: With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the lesser of (i) the appraisal made for the originator at the time of origination of the Mortgage Loan and (ii) the purchase price of the Mortgaged Property at the time of origination of the Mortgage Loan, provided, however, that in the case of a Refinanced Mortgage Loan, such value is based solely upon the appraisal made at the time of origination of such Refinanced Mortgage Loan and further provided, however, in the case of a Mortgage Loan originated under the Seller’s streamlined documentation program, such value may be based upon a prior appraisal that satisfies the requirements of the Seller’s streamlined documentation program.
          Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.
          Balloon Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement wherein the Mortgage Note matures after seven years requiring a final and accelerated payment of the outstanding principal prior to full amortization.
          Balloon Payment: A payment of the unamortized principal balance of a Balloon Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.
          BIF: The Bank Insurance Fund, or any successor thereto.
          Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in the States of California, Texas or New York or the state in which the Servicer’s servicing operations are located, are authorized or obligated by law or executive order to be closed.
          Cash Liquidation: Recovery of all cash proceeds by the Servicer with respect to the termination of any defaulted Mortgage Loan other than a Mortgage Loan which became an REO Property, including all Primary Mortgage Insurance Proceeds, Other Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and other payments or recoveries whether made at one time or over a period of time which the Servicer deems to be finally recoverable, in connection with the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise.

          CD Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is adjusted semi-annually based upon the weekly average yield on certificates of deposit.
          Closing Date: The date this Agreement is executed and delivered and the date or dates on which the Purchaser from time to time shall purchase, and the Seller from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule with respect to the related Mortgage Loan Package.
          Condemnation Proceeds: All awards or settlements in respect of a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation.
          Consumer Personal Information: Any information, including, but not limited to, all personal information about a Mortgagor that is disclosed to any of the Seller, the Servicer or the Purchaser by or on behalf of a Mortgagor.
          Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a Fixed Rate Mortgage Loan in accordance with the terms of the related Mortgage Note.
          Custodial Account: The separate account or accounts created and maintained pursuant to this Agreement, which shall be entitled “Countrywide Home Loans Servicing LP, in trust for the Purchaser and various Mortgagors, Conventional Mortgage Loans.”
          Custodial Agreement: The agreement between the Purchaser and the Custodian governing the retention of the Mortgage Files.
          Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.
          Cut-off Date: The first day of the month in which the related Closing Date occurs.
          Deleted Mortgage Loan: A Mortgage Loan repurchased or replaced or to be replaced with a Qualified Substitute Mortgage Loan.
          Determination Date: The 15th day of the month of the related Remittance Date or if such 15th day is not a Business Day, the Business Day immediately following such 15th day.
          Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
          Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

          Eligible Account: An account or accounts (i) maintained with a depository institution the short term debt obligations of which are rated by Standard & Poor’s at least A-1+, by Fitch at least F-1, and by Moody’s at least P-1 at the time of any deposit therein, (ii) the deposits of which are fully insured by the FDIC, (iii) maintained in a parent, affiliate or subsidiary of the Seller provided that such account satisfies the requirements of (i) or (ii) above or (iv) maintained with a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity.
          Equity Take-Out Refinanced Mortgage Loan: A Mortgage Loan used to refinance an existing mortgage loan, the proceeds of which were in excess of the sum of (i) the unpaid principal balance of the existing mortgage loan; and (ii) the lesser of (A) two percent (2%) of the unpaid principal balance of the existing mortgage loan or (B) $2000.
          Escrow Account: The separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled “Countrywide Home Loans Servicing LP, in trust for the Purchaser and various Mortgagors, Conventional Mortgage Loans.”
          Escrow Payments: The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.
          Event of Default: Any one of the conditions or circumstances enumerated in Subsection 14.01.
          Fair Market Value: With respect to any Mortgage Loan, the market value of the related Mortgaged Property as mutually agreed upon by the Servicer and the Purchaser. In the event the Servicer and the Purchaser disagree as to such Fair Market Value, the Servicer shall have the option to select an appraiser from a list of three independent appraisers selected by the Purchaser, each of whom meets the minimum FNMA or FHLMC requisite qualifications for appraisers. Such appraiser shall determine the Fair Market Value of the Mortgaged Property in accordance with the then current guidelines for the Seller’s “full documentation program”. Such appraisal shall be in a form acceptable to FNMA or FHLMC and shall be conclusive for the purposes of determining the Fair Market Value of the Mortgaged Property. The fee for such appraisal shall be paid by the Servicer, except in the event such fee is incurred in connection with calculating the Termination Fee in which case the Purchaser shall pay the fee for such appraisal.
          FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.
          FHLMC: Freddie Mac, formerly known as The Federal Home Loan Mortgage Corporation, or any successor organization.
          Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Subsection 11.12.
          FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

          Fitch: Fitch Investors Services, Inc.
          Fixed Rate Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan, including any Balloon Mortgage Loan.
          FNMA: Fannie Mae, formerly known as The Federal National Mortgage Association, or any successor organization.
          FNMA Guidelines: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto, including, but not limited to, future updates thereof.
          Funding Deadline: With respect to each Closing Date, one o’clock p.m. (1:00 p.m.) New York time, or such other time mutually agreed to by the Purchaser and the Seller.
          Gross Margin: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine on each Interest Adjustment Date, the Mortgage Interest Rate for such Adjustable Rate Mortgage Loan.
          HUD: The Department of Housing and Urban Development or any federal agency or office thereof which may from time to time succeed to the functions thereof.
          Index: With respect to any Adjustable Rate Mortgage Loan, the index identified on the Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.
          Information Diskette: A diskette or electronic file delivered by the Seller to the Purchaser, or an electronic data transfer from the Seller to the Purchaser, in respect of each Mortgage Loan Package which shall contain: (i) the information necessary for the Mortgage Loan Schedule and (ii) the date the last Monthly Payment was actually applied to the unpaid principal balance.
          Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.
          Interest Adjustment Date: With respect to an Adjustable Rate Mortgage Loan, the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.
          Interest Only Mortgage Loan: A Mortgage Loan which requires only payments of interest (and not principal) for a period of time specified in the related Mortgage Note.
          Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Liquidation Proceeds, Condemnation Proceeds, Primary Mortgage Insurance Proceeds, Other Insurance Proceeds, proceeds of any REO Disposition or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.
          Lender PMI Mortgage Loan: Any individual Mortgage Loan subject to an LPMI Policy.
          LIBOR Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is adjusted semi-annually or annually based upon the rate per annum equal to the average of interbank offered rates for six-month or one year, as applicable, U.S. Dollar denominated deposits in the London Market as published in The Wall Street Journal.
          Lifetime Mortgage Interest Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the absolute maximum Mortgage Interest Rate payable, above which the Mortgage Interest Rate cannot be adjusted.
          Liquidation Proceeds: Amounts, other than Primary Mortgage Insurance Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Subsection 11.13.
          Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the outstanding principal amount of the Mortgage Loan as of the date of determination to the Appraised Value of the related Mortgaged Property.
          LPMI Fee. With respect to each Lender PMI Mortgage Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.
          LPMI Policy. With respect to a Lender PMI Mortgage Loan, a policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Servicer from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.
          MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
          MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.
          MERS System: The system of recording transfers of mortgages electronically maintained by MERS.
          MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

          MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.
          Monthly Advance: The aggregate of the advances made by the Servicer on any Remittance Date pursuant to Subsection 11.19.
          Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.
          Moody’s: Moody’s Investors Service, Inc.
          Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in the state of Hawaii, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor.
          Mortgage File: With respect to each Mortgage Loan, the documents pertaining thereto specified in Exhibit 5 and any additional documents required to be added to the Mortgage File pursuant to this Agreement.
          Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as required by Subsection 11.11.
          Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan, exclusive of any primary mortgage insurance premium and, with respect to an Adjustable Rate Mortgage Loan, as adjusted from time to time in accordance with the provisions of the related Mortgage Note and in compliance with the related Lifetime Mortgage Interest Rate Cap, Periodic Rate Cap and negative amortization features, if any, of the related Mortgage Note.
          Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.
          Mortgage Loan Documents: The documents contained in the Mortgage File.
          Mortgage Loan Package: The pool of Mortgage Loans sold to the Purchaser on the related Closing Date.
          Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the interest rate payable to the Purchaser on each Remittance Date which shall equal the Mortgage Interest Rate less the Servicing Fee and any pool insurance policy premiums (including, without limitation, LPMI Fees), if applicable.

          Mortgage Loan Schedule: The schedule of Mortgage Loans to be prepared by the Seller or Purchaser (at Seller’s option) from information contained on an Information Diskette and other information delivered by the Seller to the Purchaser in respect of each Mortgage Loan Package, setting forth the following information with respect to each Mortgage Loan: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is the Mortgagor’s primary residence, secondary residence or an investor property; (5) the type of residential units constituting the Mortgaged Property (i.e., detached single family, two-to-four-family, condominium units, etc.); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Appraised Value (including the purchase price of the Mortgaged Property, if applicable) of the Mortgaged Property and the Loan- to-Value Ratio at origination; (8) the Mortgage Interest Rate at origination; (9) the date on which the initial Monthly Payment was due on the Mortgage Loan; (10) the stated maturity date; (11) the amount of the Monthly Payment as of the Cut-off Date; (12) the original principal amount of the Mortgage Loan; (13) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; (14) with respect to an Adjustable Rate Mortgage Loan, the first Interest Adjustment Date after each of the related origination date and related Cut-Off Date; (15) with respect to an Adjustable Rate Mortgage Loan, the Gross Margin; (16) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (17) with respect to an Adjustable Rate Mortgage Loan, the Lifetime Mortgage Interest Rate Cap under the terms of the Mortgage Note; (18) with respect to an Adjustable Rate Mortgage Loan other than a NegAm Mortgage Loan, the Periodic Rate Cap; (19) the Servicing Fee Rate; (20) a code indicating the documentation style (i.e., full, alternative, reduced or streamlined); (21) a code indicating whether the Mortgage Loan is Convertible or Non-Convertible, (22) a code indicating whether the Mortgage Loan is a Balloon, Interest Only, LIBOR, NegAm, CD, Fixed, 3/1 ARM, 5/1 ARM, 7/1 ARM, 10/1 ARM or Treasury Mortgage Loan; (23) with respect to a Fixed Rate Mortgage Loan, a code indicating whether the Mortgage Loan contains a temporary “buydown” provision and, if so, the term and type of buydown; (24) the Primary Mortgage Insurance Policy number, if any, which number (or an additional code) shall identify the applicable Primary Mortgage Insurance Policy provider and the coverage amount; (25) with respect to a NegAm Mortgage Loan, the first Payment Adjustment Date; (26) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, the corresponding MIN; (27) a code indicating whether the Mortgage Loan is a Lender PMI Mortgage Loan and, in the case of any Lender PMI Mortgage Loan, the LPMI Fee; (28) the Mortgage Interest Rate as of the Cut-off Date; (29) with respect to an Adjustable Rate Mortgage Loan, the related initial Periodic Rate Cap; (30) the date on which the Mortgage Loan was originated; (31) a code indicating whether the Mortgage Loan is subject to a prepayment penalty and if so, the terms of such prepayment penalty; (32) the Mortgagor’s credit score at the time of origination of the Mortgage Loan; (33) the paid through date; (34) with respect to each Mortgage Loan originated more than six months prior to the related Closing Date, the number of times in the previous twelve month period preceding the related Closing Date that any Monthly Payment has been received thirty or more days after its Due Date; and (35) any other information to be listed as agreed to between the Seller and the Purchaser. With respect to the Mortgage Loans in the aggregate, the Mortgage

Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; and (3) the weighted average Mortgage Interest Rate of the Mortgage Loans. Such schedule may be delivered in magnetic tape or hard copy form.
          Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
          Mortgaged Property: The real property (or leasehold estate, if applicable, in the case of a Mortgage Loan in the state of Hawaii) securing repayment of the debt evidenced by a Mortgage Note.
          Mortgagor: The obligor on a Mortgage Note.
          NegAm Mortgage Loan: Any individual Mortgage Loan purchased pursuant to this Agreement which permits negative amortization and which contains a provision whereby the interest rate on such Mortgage Loan is adjusted monthly.
          Negative Amortization Cap: With respect to each NegAm Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum percentage of the original principal amount of such Mortgage Loan that the outstanding principal amount of the Mortgage Loan may reach as a result of negative amortization which shall percentage shall not be greater than permitted under applicable state law.
          Non-Convertible Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which does not contain a provision whereby the Mortgagor may convert the Mortgage Loan to a fixed-rate mortgage loan.
          Nonrecoverable Advance: Any Monthly Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Servicer using Accepted Servicing Practices, will not or, in the case of a proposed advance, would not, be ultimately recoverable from related Late Collections, Insurance Proceeds, Other Insurance Proceeds, Liquidation Proceeds or otherwise from such Mortgage Loan.
          Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller or the Servicer, as applicable, and delivered to the Purchaser.
          Opinion of Counsel: A written opinion of counsel, who may be an employee of the party on behalf of whom the opinion is being given, reasonably acceptable to the Purchaser.
          Other Insurance Proceeds: Proceeds of any title policy, hazard policy, pool policy or other insurance policy covering a Mortgage Loan, other than the Primary Mortgage Insurance Policy, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

          OTS: The Office of Thrift Supervision, its successors and assigns.
          Pass-Through Transfer: The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly or privately traded pass-through transaction retaining the Seller as “servicer” thereunder.
          Payment Adjustment Date: With respect to each Adjustable Rate Mortgage Loan, the date on which an adjustment to the Monthly Payment pursuant to the related Mortgage Note becomes effective.
          Periodic Payment Cap: With respect to each NegAm Mortgage Loan, the provision of each Mortgage Note which permits limiting any change in the amount of the adjusted Monthly Payment due on any Payment Adjustment Date to an amount not greater than a certain percentage (set forth in the Mortgage Note) of the amount of the Monthly Payment due on the preceding Due Date. The Periodic Payment Cap for a NegAm Mortgage Loan shall not exceed the limits imposed by applicable state law.
          Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan other than a NegAm Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Interest Adjustment Date above the Mortgage Interest Rate previously in effect, equal to the rate set forth on the Mortgage Loan Schedule per adjustment.
          Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.
          Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer which conforms in all respects to the description set forth in Subsection 7.02(xxxi) herein.
          Primary Mortgage Insurance Proceeds: Proceeds of any Primary Mortgage Insurance Policy.
          Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Principal Prepayment Period: As to any Remittance Date, period commencing on the 2nd day of the calendar month preceding the month in which such Remittance Date occurs and ending on the 1st day of the month in which such Remittance Date occurs, both inclusive.
          Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans purchased on such Closing Date as calculated in Section 4 of this Agreement.
          Purchase Price and Terms Letters: Those certain letter agreements executed on or after the date hereof setting forth the general terms and conditions of each transaction contemplated herein and identifying the loan characteristics of the Mortgage Loans to be purchased from time to time hereunder, by and between the Seller and the Purchaser. All of the individual Purchase Price and Terms Letters shall collectively be referred to as the “Purchase Price and Terms Letter”.
          Purchaser: DLJ Mortgage Capital, Inc. or its successor in interest or any successor to or assignee of the Purchaser under this Agreement as herein provided.
          Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by FNMA and FHLMC and whose claims paying ability is rated in one of the two highest rating categories by the Standard & Poor’s or Moody’s with respect to primary mortgage insurance and in one of the two highest rating categories by A.M. Best Company, Inc. with respect to hazard and flood insurance.
          Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an unpaid principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one (1) mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the unpaid principal balance of the Deleted Mortgage Loan (the amount of any shortfall will be deposited in the Custodial Account by the Seller in the month of substitution); (ii) have a Mortgage Interest Rate not less than, and not more than 1% greater than, the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not later than, and not more than one year earlier than, the maturity date of the Deleted Mortgage Loan; (iv) comply with each representation and warranty (respecting individual Mortgage Loans) set forth in Subsection 7.02 hereof; and (v) be the same type of Mortgage Loan as the Deleted Mortgage Loan.
          Reconstitution Agreements: The agreement or agreements entered into by the Servicer and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as set forth in Section 12. Such agreement or agreements shall prescribe the rights and obligations of the Seller in servicing the related Mortgage Loans.

          Reconstitution Date: The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 12 hereof.
          Record Date: The close of business of the last Business Day of the month preceding the month of the related Remittance Date.
          Refinanced Mortgage Loan: A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.
          Relief Act: The Servicemembers Civil Relief Act, or any similar state or local law.
          Relief Act Interest Shortfall: With respect to any Remittance Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectable thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectable on such Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the related Mortgage Interest Rate before giving effect to the application of the Relief Act.
          REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code.
          Remittance Date: The eighteenth (18th) day of any month, beginning with the First Remittance Date, or if such eighteenth (18th) day is not a Business Day, the first Business Day immediately following.
          REO Account: The account created and maintained pursuant to Subsection 11.13, which account shall be an Eligible Account.
          REO Disposition: The final sale by the Seller of any REO Property.
          REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Purchaser as described in Subsection 11.13.
          Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the last date through which interest has been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase plus (iii) with respect to any Mortgage Loan included in a Pass-Through Transfer, any costs incurred by the related trust in connection with the breach of any predatory and abusive lending law by such Mortgage Loan.
          SAIF: The Savings Association Insurance Fund, or any successor thereto.

          Seller: Countrywide Home Loans, Inc., or any successor to the Seller under this Agreement as provided herein.
          Servicer: Countrywide Home Loans Servicing LP, or any successor to or assignee of the Servicer under this Agreement as provided herein.
          Servicing Advances: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Subsection 11.08.
          Servicing Fee: With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Servicer, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion of such Monthly Payment collected by the Servicer, or as otherwise provided under Subsection 11.24 hereof. With respect to REO Property, the Servicing Fee shall be payable to the Servicer through REO Disposition in accordance with Subsection 11.13, which Servicing Fee payable in respect of any REO Property shall be based upon the Stated Principal Balance of the related Mortgage Loan at the time of foreclosure, as reduced by any income or proceeds received by Purchaser in respect of such REO Property and applied to reduce the outstanding principal balance of the foreclosed Mortgage Loan.
          Servicing Fee Rate: With respect to each transaction contemplated herein, the per annum rate set forth as such in the related Purchase Price and Terms Letter.
          Servicing File: With respect to each Mortgage Loan, the documents pertaining to such Mortgage Loan retained by the Servicer, consisting of copies or microfilmed copies, as the case may be, of each of the documents in the Mortgage File and originals of each of the other documents set forth in Exhibit 6 hereto. Such documents may be maintained on microfilm (provided that the Servicer shall deliver to the Purchaser an electronic copy of the Servicing File upon the Purchaser’s request).
          Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Purchaser upon request, as such list may from time to time be amended.
          Standard & Poor’s: Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies, Inc.
          Stated Principal Balance: With respect to each Mortgage Loan as of the date of such determination: (i) the unpaid principal balance of the Mortgage Loan as of the Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, and without giving effect to payments received on or before such date in respect of payments due after such date for application on the scheduled Due Date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.
          Termination Fee: The amount paid to the Servicer by the Purchaser in the event of the Servicer’s termination without cause, as servicer. Such fee shall equal 2% of (a) the then current unpaid principal balance of the Mortgage Loans, and (b) in the case of REO Property, the lesser of (i) 100% of the Stated Principal Balance of the Mortgage Loan encumbering the Mortgaged Property at the time such Mortgaged Property was acquired and became REO Property or (ii) the Fair Market Value of the REO Property at the time of termination.
          Treasury Mortgage Loan: Any individual Adjustable Rate Mortgage Loan purchased pursuant to this Agreement which contains a provision whereby the interest rate on such Mortgage Loan is adjusted annually based upon the weekly average yield on U.S. Treasury securities.
          Updated Loan-to-Value Ratio: With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the date of determination divided by the Value of the related Mortgaged Property as determined by the appraisal made for the originator at the time of origination of the Mortgage Loan or in the event that an appraisal was made since the origination of the Mortgage Loan then the latest appraisal of the Mortgaged Property. Such appraisal shall (i) be in a form acceptable to FNMA and FHLMC and (ii) meet the then current guidelines for the Seller’s so called “full documentation” program.
          Whole Loan Agreement: Any Reconstitution Agreement in respect of a Whole Loan Transfer.
          Whole Loan Transfer: The sale or transfer by Purchaser of some or all of the Mortgage Loans in a whole loan or participation certificate format pursuant to a Reconstitution Agreement retaining the Servicer as “servicer” thereunder.
SECTION 2. Agreement to Purchase; Servicing of the Mortgage Loans.
          The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing retained basis, Mortgage Loans having an aggregate unpaid principal balance on the related Cut-off Date in an amount as set forth in the related Purchase Price and Terms Letter, or in such other amount as agreed by the Purchaser and the Seller as evidenced by the actual aggregate unpaid principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.
          Simultaneously with the execution and delivery of the related Assignment and Conveyance, for each Mortgage Loan Package, the Servicer does hereby agree to service the Mortgage Loans listed on the related Mortgage Loan Schedule in accordance with Accepted Servicing Practices and the terms of this Agreement. The rights of the Purchaser to receive payments with respect to the related Mortgage Loans shall be as set forth in this Agreement.

          SECTION 3. Mortgage Schedules.
          At least four (4) Business Days prior to the related Funding Deadline, the Seller shall deliver to the Purchaser the Information Diskette and all other information agreed to be provided by the Seller in the definition of Information Diskette or in the Purchase Price and Terms Letter with respect to each Mortgage Loan, which Information Diskette, with all other applicable information given by the Seller to the Purchaser, shall be used to prepare the Mortgage Loan Schedule listing the Mortgage Loans to be purchased on such Closing Date. Such Mortgage Loans shall conform to the terms set forth in the related Purchase Price and Terms Letter and, to the extent not consistent with the related Purchase Price and Terms Letter and this Agreement, any Mortgage Loans which do not so conform shall, at the Purchaser’s option, be deleted from the Mortgage Loan Schedule prior to the related Closing Date, and, pursuant to Subsection 7.04 of this Agreement, may be replaced by a Qualified Substitute Mortgage Loan (or Mortgage Loans).
          SECTION 4. Purchase Price.
          The Purchase Price for each Mortgage Loan shall be the percentage of par as stated in the related Purchase Price and Terms Letter (subject to adjustment as provided therein), multiplied by the aggregate Stated Principal Balance, as of the related Cut-off Date, of the Mortgage Loans listed on the related Mortgage Loan Schedule. If so provided in the related Purchase Price and Terms Letter, portions of the Mortgage Loans shall be priced separately.
          In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the Stated Principal Balance as of the Cut-off Date of the related Mortgage Loans at the weighted average Mortgage Interest Rate of those Mortgage Loans, net of the related Servicing Fee Rate, from the related Cut-off Date to the day prior to the related Closing Date, inclusive and, with respect to Lender PMI Mortgage Loans, net of the related LPMI Fee, from the related Cut-off Date to the day prior to the related Closing Date, inclusive.
          The Purchaser shall be entitled to (l) all scheduled principal due after the related Cut-off Date, (2) all other recoveries of principal collected after the related Cut-off Date (provided, however, that all scheduled payments of principal due on or before the related Cut-off Date and collected by the Seller after the related Cut-off Date shall belong to the Seller), and (3) all payments of interest on the Mortgage Loans net of the related Servicing Fee (minus that portion of any such payment which is allocable to the period prior to the related Cut-off Date) and, with respect to Lender PMI Mortgage Loans, net of the related LPMI Fee. The unpaid principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date, whether or not collected. Therefore, payments of scheduled principal and interest prepaid for a due date beyond the related Cut-off Date shall not be applied to the principal balance as of the related Cut-off Date. Such prepaid amounts (minus interest at the Servicing Fee Rate and the related LPMI Fee, if any) shall be the property of the Purchaser. The Seller shall remit any such prepaid amounts to the Servicer for deposit into the Custodial Account, which account is established for the benefit of the Purchaser for subsequent remittance by the Servicer to the Purchaser. All payments of principal and interest, less interest at the Servicing Fee Rate and the related LPMI Fee, if any, due on the first Due Date after the related Cut-off Date shall belong to the Purchaser.
          SECTION 5. Examination of Mortgage Files.
          Not later than five (5) Business Days prior to the related Closing Date, the Seller shall (a) deliver to the Custodian in escrow, for examination with respect to each Mortgage Loan to be purchased, the related Mortgage Loan Documents, including the Assignment of Mortgage, pertaining to each Mortgage Loan, or (b) make the related Mortgage File available to the Purchaser for examination at the Seller’s offices or such other location as shall otherwise be agreed upon by the Purchaser and the Seller. Such examination may be made by the Purchaser or its designee at any reasonable time before or after the related Closing Date. If the Purchaser makes such examination prior to the related Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the related Purchase Price and Terms Letter, such Mortgage Loans, at the Purchaser’s option, shall be deleted from the related Mortgage Loan Schedule, and, pursuant to Subsection 7.04 of this Agreement, may be replaced by a Qualified Substitute Mortgage Loan (or Mortgage Loans). The Purchaser may, at its option and without notice to the Seller as to whether it has examined the Mortgage Files, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or its designee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the Purchaser’s (or any of its successor’s) rights to demand repurchase, substitution or other relief as provided herein.
          From the related Closing Date until thirty (30) days after the related Closing Date, the Purchaser, upon notice to the Seller, shall have the right to commence or continue its examination of the Mortgage Files related to the Mortgage Loans to be purchased and sold on such Closing Date. If, based on the results of the examination conducted during such ten Business Day period, the Purchaser identifies any Mortgage Loans that do not conform to the requirements of the related Purchase Price and Terms Letter, such Mortgage Loans, at the Purchaser’s option and upon giving notice (which may be by electronic mail) to the Seller no later than one Business Day after the expiration of such thirty day period, shall be deleted from the related Mortgage Loan Schedule and, pursuant to Subsection 7.04, either (i) repurchased by the Seller at the related Purchase Price (as calculated pursuant to Section 4 and the related Purchase Price and Terms Letter) plus accrued and unpaid interest thereon at the applicable Mortgage Loan Remittance Rate or (ii) replaced by a Qualified Substitute Mortgage Loan (or Mortgage Loans). Such repurchase or substitution shall be effected by the Seller within thirty (30) days from the date of its receipt of notice from the Purchaser requesting the same. The rights and remedies set forth in this Section 5 are in addition to those set forth in Subsection 7.04.
          SECTION 6. Conveyance from Seller to Purchaser.
          Subsection 6.01 Conveyance of Mortgage Loans; Possession of Servicing Files
          On each Closing Date, the Seller shall execute and deliver an Assignment and Conveyance in the form attached hereto as Exhibit 4. The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller. The Servicing File retained by the Servicer pursuant to this Agreement shall be appropriately identified in the Servicer’s computer system to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.
          Subsection 6.02 Books and Records.
          Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the relevant Mortgage Loan originator or the Seller. Notwithstanding the foregoing, ownership of each Mortgage and related Mortgage Note shall be possessed solely by the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Servicer after the related Cut-off Date on or in connection with a Mortgage Loan, other than as provided in this Agreement, shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Servicer in trust for the benefit of the Purchaser or the appropriate designee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.
          The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be appropriately identified in the Servicer’s computer system to clearly reflect the ownership of the Mortgage Loan by the Purchaser. In particular, the Servicer shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon written request, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of FNMA or FHLMC, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by FNMA and periodic inspection reports as required by Subsection 11.13. To the extent that original documents are not required to be maintained under applicable law or not otherwise required for purposes of realization of Liquidation Proceeds or Other Insurance Proceeds, documents maintained by the Servicer may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as such means comply with the requirements of the FNMA Guidelines, as amended from time to time.
          The Servicer shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.
          The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Servicer shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any person with respect to this Agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that the transferee will not be deemed to be a Purchaser hereunder binding upon the Servicer unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer and an Assignment, Assumption and Recognition Agreement substantially in the form of Exhibit 12 hereto executed by the transferee shall have been delivered to the Servicer by the transferee. The Purchaser also shall advise the Servicer of the transfer. Upon receipt of notice of the transfer, the Servicer shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.
          Subsection 6.03 Delivery of Mortgage Loan Documents.
          With respect to each Mortgage Loan, five (5) Business Days prior to the related Closing Date, the Seller shall deliver and release to the Custodian the following documents (with the exceptions noted below):
     (i) The original Mortgage Note endorsed by manual [or facsimile] signature in blank in the following form: “Pay to the order of ___, without recourse” with all intervening endorsements showing a complete chain of endorsements from the originator to the Seller;
     (ii) in the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed Assignment of Mortgage, from the Seller in blank, which assignment shall be in form and substance acceptable for recording;
     (iii) For each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller has not delivered or caused to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Purchaser or the Purchaser’s designee, (a) in the case of a delay caused by the public recording office, a copy of such Mortgage certified by the Seller to be a true and complete copy of the original recorded Mortgage and (b) in the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;
     (iv) Recorded originals of any intervening assignments, showing a complete chain of title from the originator to the Seller (or to MERS, if the Mortgage Loan is registered on the MERS System), with evidence of recording thereon;

     (v) Originals of each assumption, modification, written assurance or substitution of liability agreement, if any;
     (vi) The original of each guarantee executed in connection with the Mortgage Note, if any;
     (vii) If the Loan-to-Value Ratio indicated on the Mortgage Loan Schedule exceeds 80%, the Seller shall provide the name of the insurer of the related Primary Mortgage Insurance Policy, the amount of the Primary Mortgage Insurance Policy and the certificate number of the Primary Mortgage Insurance Policy, if any; and
     (viii) If the Mortgage Note, the Mortgage, any Assignment of Mortgage or any other related document has been signed by a Person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such Person to sign.
          In addition, in connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will cause, at the Seller’s expense, the MERS System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser in accordance with this Agreement (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) by including in such computer files the information required by the MERS System to identify the Purchaser and the series in which such Mortgage Loans were sold. The Seller further agrees that it will not alter the information required by the MERS System as referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or as otherwise directed by the Purchaser.
          If, pursuant to the foregoing provisions, the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System the Seller or its designee as the beneficial holder of such Mortgage Loan.
          The Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement for the related Closing Date, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Purchaser shall pay all fees and expenses of the Custodian.
          The Seller shall forward by personal delivery, recognized overnight delivery service or registered or certified first class mail, postage prepaid, return receipt requested to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Seller shall provide the Custodian with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly upon receipt of same, but in no event later than one hundred and eighty (180) days after such document was submitted for recording.
          If the Seller cannot deliver any original Mortgage Loan Document on the related Closing Date, the Seller, promptly on receipt thereof, shall deliver (a) any such original recorded Mortgage Loan Document within one hundred eighty (180) days of the related Closing Date and (b) any unrecorded Mortgage Loan Document within one hundred twenty (120) days of the related Closing Date. In the event the Seller cannot deliver any original recorded Mortgage Loan Document within one hundred eighty (180) days of the related Closing Date, solely because such documents have not been returned to the Seller by the appropriate public recording office, the Seller shall notify the Purchaser or its designee (which notice may be by electronic mail), which notice shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Purchaser or its designee due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation. In the event that documents have not been received by the date specified in such notice, the Seller shall notify the Purchaser of the same and upon written request from the Purchaser, repurchase (subject to the proviso below) the related Mortgage Loan at the price and in the manner specified in Subsection 7.04; provided, however, that the Seller shall be obligated to repurchase the related Mortgage Loan only if the failure to deliver any such recorded Mortgage Loan Document materially and adversely affects the interests of the Purchaser in such Mortgage Loan or materially and adversely affects the ability of the Servicer to service such Mortgage Loan in accordance with the terms of this Agreement.
          Any review by the Purchaser or its designee of the Mortgage Files shall in no way alter or reduce the Seller’s obligations hereunder. If the Purchaser or its designee discovers any defect with respect to any document constituting part of a Mortgage File, the Purchaser shall, or shall cause its designee to, give written specification of such defect to the Seller and the Seller shall cure or repurchase such Mortgage Loan in accordance with Subsection 7.04.
          Subsection 6.04 Quality Control Procedures.
          The Seller must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions. The program must be capable of evaluating and monitoring the overall quality of its loan production and servicing activities. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.
          SECTION 7. Representations, Warranties and Covenants of the Seller; Remedies for Breach.
          Subsection 7.01 Representations and Warranties Respecting the Seller.
          The Seller represents, warrants and covenants to the Purchaser that as of each Closing Date or as of such date specifically provided herein:

          (i) The Seller is duly organized, validly existing and in good standing under the laws of New York and is licensed and qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensed and qualification and no demand for such licensing or qualification has been made upon the Seller by any state having jurisdiction and in any event the Seller is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;
          (ii) The Seller has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization. As of the related Closing Date, the Seller has the full power and authority to hold each Mortgage Loan and to sell each Mortgage Loan;
          (iii) Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s certificate of incorporation or by-laws or result in a material breach of any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;
          (iv) The Seller is an approved seller/servicer for either FNMA or FHLMC in good standing and is a mortgagee approved by the Secretary of HUD. No event has occurred, including but not limited to a change in insurance coverage, which would make the Seller unable to comply with FNMA, FHLMC or HUD eligibility requirements or which would require notification to FNMA, FHLMC or HUD;
          (v) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
          (vi) There is no action, suit, proceeding, investigation or litigation pending or, to the Seller’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Seller would adversely affect the sale of the Mortgage Loans to the Purchaser, the execution, delivery or enforceability of this Agreement, the ability of the Seller to service the Mortgage Loans hereunder in accordance with the terms hereof, or the Seller’s ability to perform its obligations under this Agreement;
          (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the terms of the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian for the benefit of the Purchaser, the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the related Closing Date;
          (viii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;
          (ix) No written statement, report or other document prepared and furnished or to be prepared and furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;
          (x) The Seller is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS;
          (xi) The Seller has not used selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio at the Cut-off Date;
          (xii) The Seller will treat the sale of the Mortgage Loans to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;
          (xiii) The Seller acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Seller, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement;
          (xiv) With respect to the initial Closing Date and such other times as the Purchaser may request, the Seller has delivered to the Purchaser financial statements as to its last two complete fiscal years. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and it subsidiaries and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement or the related Purchase Price and Terms Letter; and
          (xv) The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.
          Subsection 7.02 Representations and Warranties Regarding Individual Mortgage Loans.
          The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date for such Mortgage Loan:
          (i) The information contained in the Mortgage Loan Schedule and the related Information Diskette is complete, true and correct;
          (ii) All payments required to be made up to, and excluding, the related Cut-off Date for such Mortgage Loan under the terms of the Mortgage Note have been made; the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan; and there has been no more than one delinquency of more than thirty days in any payment by the Mortgagor thereunder during the last twelve months and such delinquency did not exceed one payment;
          (iii) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged Property;
          (iv) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded, if necessary to protect the interests of the Purchaser, and which have been delivered to the Purchaser or the Custodian. The substance of any such waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule;
          (v) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto; and the Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;
          (vi) All buildings upon the Mortgaged Property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Seller’s Warranties and Servicing Agreement attached hereto as Exhibit 9. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the Seller, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of either FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;
          (vii) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with;
          (viii) The Mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;
          (ix) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property, subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser;
          (x) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization;
          (xi) All other parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a human person or is otherwise an eligible borrower under FNMA’s Selling Guide or FHLMC’s Selling Guide;
          (xii) The proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;
          (xiii) The Seller is the sole owner and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;
          (xiv) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (a) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (b) organized under the laws of such state, or (c) qualified to do business in such state, or (d) a federal savings and loan association or national bank having principal offices in such state, or (e) not doing business in such state;
          (xv) The Mortgage Loan is covered by an ALTA lender’s title insurance policy acceptable to either FNMA or FHLMC, issued by a title insurer acceptable to either FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (ix)(a) and (b) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan or, in the case of a NegAm Mortgage Loan, the outstanding principal amount of such Mortgage Loan at any time such amount is greater than the original principal amount thereof, and, in the case of an Adjustable Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage Note and/or

Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;
          (xvi) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration;
          (xvii) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;
          (xviii) All improvements which were considered in determining the Appraised Value (as defined in clause (i) of said definition) of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;
          (xix) The Mortgage Loan was originated by the Seller or by a FNMA approved or FHLMC approved mortgage banker (which mortgage banker is a mortgagee approved by HUD), or savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by another mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act. Scheduled payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable on the first day of each month in monthly installments of principal and interest, with interest in arrears, and requires Monthly Payments sufficient to amortize the original principal balance (a) with respect to each Adjustable Rate Mortgage Loan, over a term of thirty (30) years, and (b) with respect to each Fixed Rate Mortgage Loan, over a term of either fifteen (15) or thirty (30) years; provided, however, in the case of a Balloon Mortgage Loan, the Mortgage Loan matures after seven years requiring a final payment of the outstanding principal prior to full amortization. With respect to each Adjustable Rate Mortgage Loan other than a NegAm Mortgage Loan, there is no negative amortization. Each Convertible Mortgage Loan contains a provision whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed rate mortgage loan in accordance with the terms of the related Mortgage Note;

          (xx) The origination, servicing and collection practices used by the Seller with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under any Mortgage or the related Mortgage Note. With respect to Adjustable Rate Mortgage Loans, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;
          (xxi) The Mortgaged Property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;
          (xxii) The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure. There is no other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage. The Mortgagor has not notified the Seller and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act or any similar federal, state or local laws or ordinances;
          (xxiii) The Mortgage Loan was underwritten generally in accordance with the Seller’s underwriting standards in effect at the time the Mortgage Loan was originated or acquired and the underwriting guidelines described in the related Purchase Price and Terms Letter. The Seller’s underwriting standards in effect as of the date of the initial Closing Date have been delivered to Purchaser and are attached hereto as Exhibit 10;
          (xxiv) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (ix) above;
          (xxv) The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by an appraiser which meets the minimum FNMA or FHLMC requisite qualifications for appraisers, duly appointed by the originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; the appraisal is in a form acceptable to FNMA or FHLMC, with such riders as are acceptable to FNMA or FHLMC, as the case may be, and Title XI of FIRREA and the regulations promulgated thereunder;

          (xxvi) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;
          (xxvii) No Mortgage Loan contains a permanent “buydown” provision. No Adjustable Rate Mortgage Loan contains a temporary “buydown” provision. With respect to any Fixed Rate Mortgage Loan which contains a temporary “buydown” provision, the value of such buydown funds does not exceed 6% of the Appraised Value of the Mortgaged Property securing such Mortgage Loan. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;
          (xxviii) With respect to an Adjustable Rate Mortgage Loan or a Balloon Mortgage Loan, the Mortgagor has executed one or more statements to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of an adjustable rate mortgage loan or a fixed rate balloon payment mortgage loan, as the case may be. The Seller shall maintain all such statements in the Mortgage File;
          (xxix) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;
          (xxx) The Seller has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause the Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value of the Mortgage Loan;
          (xxxi) No Mortgage Loan has a Loan-to-Value Ratio at origination in excess of 95%. Each such Mortgage Loan with an LTV at origination in excess of 80% is and will be subject to a Primary Mortgage Insurance Policy, issued by a Qualified Insurer, which insures that portion of the Mortgage Loan over 75% of the Appraised Value of the related Mortgaged Property or, in the case of NegAm Mortgage Loans provides at least 25% coverage. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith, except with respect to any Lender PMI Mortgage Loan. Except in connection with a Lender PMI Mortgage Loan, the Mortgage Interest Rate for the Mortgage Loan is exclusive of any such insurance premium;
          (xxxii) At the origination date of the Mortgage Loan, the related Mortgaged Property was lawfully occupied under applicable law. To the best of the

Seller’s knowledge, after reasonable inquiry and investigation, the Mortgaged Property is lawfully occupied under applicable law and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities;
          (xxxiii) No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay;
          (xxxiv) The Assignment of Mortgage, is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;
          (xxxv) Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA or FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;
          (xxxvi) If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development project meets the eligibility requirements for FNMA or FHLMC;
          (xxxvii) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC;
          (xxxviii) The Mortgaged Property is located in the state indicated on the Mortgage Loan Schedule, and consists of a single parcel of real property with a detached single family residence erected thereon, or an individual condominium unit, or a 2-4 family dwelling or an individual unit in a planned unit development as defined by FNMA, none of which is a mobile home or manufactured dwelling;

          (xxxix) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered with respect to each Mortgage Loan pursuant to the Custodial Agreement, have been delivered to the Custodian all in compliance with the specific requirements of the Custodial Agreement. With respect to each Mortgage Loan, the Seller is in possession of a complete Mortgage File in compliance with Exhibit 5 hereto, except for such documents as have been delivered to the Custodian;
          (xl) Except for a Mortgage Loan secured by Mortgaged Property located in the state of Hawaii, no Mortgage Loan is secured by a Mortgage on a leasehold estate. With respect to Mortgage Loans in the state of Hawaii that are secured by a leasehold estate, (i) the lease is valid, in full force and effect, and conforms to all of FNMA’s requirements for leasehold estates; (ii) all rents and other payments due under the lease have been paid; (iii) the lessee is not in default under any provision of the lease; (iv) the term of the lease exceeds the maturity date of the related Mortgage Loan by at least ten years; and (v) the mortgagee under the Mortgage Loan is given notice and an opportunity to cure any defaults under the lease;
          (xli) The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;
          (xlii) Except as set forth on the related Purchase Price and Terms Letter, interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;
          (xliii) No fraud error, omission, misrepresentation or similar occurrence with respect to a Mortgage Loan was committed by the Seller in connection with the origination of the Mortgage Loan. To the best of the Seller’s knowledge after reasonable inquiry, no fraud error, omission, misrepresentation or similar occurrence with respect to a Mortgage Loan was committed by any other person involved in the origination or servicing of the Mortgage Loan;
          (xliv) Each Mortgage Loan constitutes a “qualified mortgage” under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);
          (xlv) No Mortgage Loan is classified as a “high cost” mortgage loan under the Home Ownership and Equity Protection Act of 1994, as amended, nor is any Mortgage Loan a “high cost home,” “covered” (excluding home loans defined as “covered home loans” pursuant to the New Jersey Home Ownership Security Act of 2002), “high risk home” or “predatory” loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

          (xlvi) No Mortgage Loan with a conforming principal balance, determined as of the date of origination of such Mortgage Loan, that secures real property located in the State of Georgia was originated or modified on or after October 1, 2002 and prior to March 7, 2003;
          (xlvii) No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan.
          (xlviii) As of the origination date of each Mortgage Loan subject to a prepayment penalty, such prepayment penalty complied with all applicable laws and no Mortgage Loan provides for the payment of a prepayment penalty beyond the five-year term following the origination of the Mortgage Loan;
          (xlix) The Servicer has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its Mortgagor credit files to Equifax, Experian, and Trans Union Credit Information Company, on a monthly basis;
          (l) As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and to the best of the Seller’s knowledge after reasonable inquiry and investigation, since the date of origination no portion of the Mortgaged Property has been used for commercial purposes;
          (li) The Mortgagor was not a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated or as of the related Closing Date;
          (lii) No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in of a Mortgaged Property;
          (liii) To the best of the Seller’s knowledge after reasonable inquiry and investigation, there is no pending action or proceeding directly involving any Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue;
          (liv) With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with;
          (lv) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Purchaser certifying that the original Mortgage Note has been lost or destroyed and not been replaced, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan will not be materially adversely affected by the absence of the original Mortgage Note;

          (lvi) Except as disclosed on the related Mortgage Loan Schedule, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage. No Mortgage Loan had a combined loan-to-value ratio at origination greater than 100%; and
          (lvii) No Mortgage Loan was made to finance a cooperative.
          Subsection 7.03 Representations and Warranties Respecting the Servicer.
          The Servicer represents, warrants and covenants to the Purchaser that as of the Closing Date or as of such date specifically provided herein:
          (i) The Servicer is duly organized, validly existing and in good standing under the laws of the State of Texas and is licensed and qualified to transact business in and is in good standing under the laws of each state where a Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification and no demand for such licensing or qualification has been made upon the Servicer by any state having jurisdiction and in any event the Servicer is or will be in compliance with the laws of any such state to the extent necessary to insure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loans in accordance with the terms of this Agreement;
          (ii) The Servicer has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization;
          (iii) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s organizational documents or result in a material breach of any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a material default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;
          (iv) The Servicer is an approved seller/servicer for either FNMA or FHLMC in good standing and is a mortgagee approved by the Secretary of HUD. No event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with FNMA, FHLMC or HUD eligibility requirements or which would require notification to FNMA, FHLMC or HUD;
          (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
          (vi) There is no action, suit, proceeding, investigation or litigation pending or, to the Servicer’s knowledge, threatened, which either in any one instance or in the aggregate, if determined adversely to the Servicer would adversely affect the execution, delivery or enforceability of this Agreement, or the ability of the Servicer to service the Mortgage Loans hereunder in accordance with the terms hereof, or the Servicer’s ability to perform its obligations under this Agreement;
          (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the Mortgage Loans or the consummation of the transactions contemplated by this Agreement, or if required, such consent, approval, authorization or order has been obtained prior to the Closing Date;
          (viii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;
          (ix) No written statement, report or other document prepared and furnished or to be prepared and furnished by the Servicer pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained therein not misleading;
          (x) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the MERS Mortgage Loans for as long as such Mortgage Loans are registered with MERS;
          (xi) The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement; and
          (xii) With respect to the initial Closing Date and such other times as the Purchaser may request, the Servicer has delivered to the Purchaser financial statements as to its last two complete fiscal years. All such financial statements fairly present the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Servicer and it subsidiaries and have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Servicer since the date of the Servicer’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement.
          Subsection 7.04 Remedies for Breach of Representations and Warranties.
          It is understood and agreed that the representations and warranties set forth in Subsections 7.01, 7.02 and 7.03 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser and any successor servicer to the Servicer, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by the Seller, the Servicer or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of one or more of the Mortgage Loans, which materially and adversely affects the interests of the Purchaser in one or more of the Mortgage Loans or materially and adversely affects the ability of the Servicer to service such Mortgage Loan in accordance with the terms of this Agreement, the party discovering such breach shall give prompt written notice to the other.
          The Seller shall have a period of ninety (90) days from the earlier of its discovery of a breach or the receipt by Seller of notice of such a breach within which to correct or cure such breach. The Seller hereby covenants and agrees that if any such breach cannot be corrected or cured within such ninety (90) day period, the Seller shall, at Purchaser’s option and not later than ninety (90) days after its discovery or its receipt of notice of such breach, repurchase such Mortgage Loan at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 7.01 and such breach cannot be cured within ninety (90) days of the earlier of either discovery by or notice to the Seller of such breach, all of the Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price. However, if the breach shall involve a representation or warranty set forth in Subsection 7.02 and the Seller discovers or receives notice of any such breach within one hundred and twenty (120) days of the related Closing Date, the Seller may, with the consent of the Purchaser and provided that the Seller has a Qualified Substitute Mortgage Loan (or Loans), rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that (i) any such substitution shall be effected not later than one hundred and twenty (120) days after the related Closing Date and (ii) prior to any substitution into a REMIC pass-through entity, upon reasonable request by the Purchaser, the Seller shall provide the Purchaser with an Opinion of Counsel that the substitution of the applicable Qualified Substitute Mortgage Loan will not affect the status of the pass-through entity as a REMIC. If the Seller has no Qualified Substitute Mortgage Loan (or Purchaser does not consent to such substitution), it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Subsection 7.04 shall be accomplished by remitting to the Servicer for deposit in the Custodial Account the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

          At the time of repurchase or substitution, the Purchaser, the Seller and the Servicer shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Purchaser or the Custodian relating to the Deleted Mortgage Loan. The Servicing File shall also be released by the Servicer to the Seller for any Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and in the case of substitution, identify a Qualified Substitute Mortgage Loan (or Loans) and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan (or Loans) to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to each such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian for each such Qualified Substitute Mortgage Loan the documents required by the Custodial Agreement, with the Mortgage Note endorsed thereon as required by the Custodial Agreement. The Seller shall remit to the Servicer for deposit in the Custodial Account the Monthly Payment due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.
          For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan (or Loans) for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be remitted to the Servicer for distribution in the month of substitution pursuant to Subsection 11.04 hereof. Accordingly, on the date of such substitution, the Seller, from its own funds, shall remit to the Servicer for deposit into the Custodial Account an amount equal to the amount of such shortfall.
          In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and any successor servicer to the Servicer and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller’s representations and warranties contained in this Section 7. It is understood and agreed that the obligations of the Seller set forth in this Subsection 7.04 to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser and any successor servicer as provided in this Subsection 7.04 constitute the sole remedies of the Purchaser and any successor servicer respecting a breach of the foregoing representations and warranties.

          Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or 7.02 shall accrue as to any Mortgage Loan upon (i) discovery of such breach by the Purchaser or the Servicer or notice thereof by the Seller to the Purchaser, (ii) failure by the Seller to cure such breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Purchaser for compliance with the relevant provisions of this Agreement.
          If pursuant to the foregoing provisions the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS System the Seller or its designee as the beneficial holder of such Mortgage Loan.
          Subsection 7.05 Repurchase of Converted Mortgage Loans.
          In the event a Mortgagor exercises the option to convert a Convertible Mortgage Loan to a fixed rate mortgage loan in accordance with the terms of the related Mortgage Note, the Seller shall repurchase such Convertible Mortgage Loan within thirty (30) days of such conversion taking effect, and the Seller shall provide prior notice of such repurchase to the Purchaser or its designee, at a price equal to 100% of the unpaid principal balance of such Convertible Mortgage Loan at the time of such conversion plus interest due and payable through the last day of the month of repurchase at the Mortgage Loan Remittance Rate, provided, however, no interest for the month of repurchase shall be due and payable if a Convertible Mortgage Loan is repurchased on the first day of a month. Any repurchase of a Convertible Mortgage Loan pursuant to the foregoing provisions of this Subsection 7.05 shall be accomplished by remitting the amount of such repurchase price to the Servicer for deposit in the Custodial Account for distribution to the Purchaser on the next scheduled Remittance Date.
          Subsection 7.06 Covenant of the Seller.
          With respect to any MERS Mortgage Loan, on or immediately following the related Closing Date, Seller shall comply with all rules and procedures of MERS in connection with registering Purchaser as the beneficial owner of such Mortgage Loan on the MERS System.
          SECTION 8. Closing.
          The closing for each Mortgage Loan Package shall take place on the related Closing Date. The Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.
          The closing for the Mortgage Loans to be purchased on each Closing Date shall be subject to each of the following conditions:
a)	all of the representations and warranties of the Seller and the Servicer under this Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

b)	the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the terms hereof;

c)	the Seller shall have delivered and released to the Custodian all documents required pursuant to the Custodial Agreement; and

d)	all other terms and conditions of this Agreement shall have been complied with.
          Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 4 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller on or before the Funding Deadline.
          SECTION 9. Closing Documents.
          The Closing Documents to be delivered on each Closing Date (unless otherwise specified below) in respect of the Mortgage Loans to be purchased on such Closing Date shall consist of the following documents (which shall be fully executed originals as applicable):
1.	this Agreement, in four (4) counterparts (to be executed and delivered only for the initial Closing Date);

2.	the related Information Diskette provided by the Seller, all other information agreed to be provided to the Purchaser by the Seller herein or in the related Purchase Price and Terms Letter and the related Mortgage Loan Schedule prepared in accordance with Section 3, with a copy of the latter to be delivered to the Custodian for purposes of the Custodial Agreement;

3.	a Custodian’s Initial Certification, as required under the Custodial Agreement, in the form of Exhibit 6-1 to the Custodial Agreement;

4.	a Custodial Account Letter Agreement in the form attached as Exhibit 7 hereto (to be executed and delivered only for the initial Closing Date);

5.	an Escrow Account Letter Agreement in the form attached as Exhibit 8 hereto (to be executed and delivered only for the initial Closing Date);

6.	an Officer’s Certificate, in the form of Exhibit 1 hereto, including all attachments hereto (to be executed and delivered for the initial Closing Date and on each subsequent Closing Date upon the request of Purchaser and with reasonable notice prior to such Closing Date);

7.	Opinion of Counsel of the Seller (who may be an employee of the Seller), in the form of Exhibit 2 hereto to be executed and delivered for the initial Closing Date and on each subsequent Closing Date upon the request of Purchaser and with reasonable notice prior to such Closing Date; provided, however, in no event shall Seller be required to deliver an Opinion of Counsel more frequently than once every six (6) months;

8.	a Security Release Certification, in the form of Exhibit 3 hereto executed by any person having the benefit of any security interest, pledge or hypothecation in relation to the Mortgage Loans, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person;

9.	with respect to any Closing Date to which applicable, a certificate or other evidence or merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name, if applicable;

10.	the Seller’s underwriting guidelines (to be delivered for the initial Closing Date and to be updated by the Seller (i) promptly upon any material change thereto and in any event no less frequently than once every six (6) months); and

11.	an Assignment and Conveyance in the form of Exhibit 4 hereto.
          SECTION 10. Costs.
          Unless otherwise provided in the related Purchase Price and Terms Letter, the Purchaser shall pay any commissions due its salesmen, the legal fees and expenses of its attorneys, custodial fees and reasonable out-of-pocket costs of the Seller in connection with any Reconstitution Agreement pursuant to Section 29 hereof. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, fees for title policy endorsements, the initial recordation of Assignments of Mortgage (other than with respect to MERS Mortgage Loans) and continuations, and the Seller’s and Servicer’s attorney’s fees, shall be paid by the Seller.
          SECTION 11. Servicer’s Servicing Obligations.
          The Servicer shall service and administer the Mortgage Loans in accordance with the terms and provisions set forth in the Servicing Addendum attached as Exhibit 9; which Servicing Addendum is hereby incorporated in this Agreement in its entirety as if the same were contained in this Section 11.

SECTION 12. Removal of Mortgage Loans from Inclusion Under this Agreement Upon a Whole Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates.
          The Seller, the Servicer and the Purchaser agree that with respect to some or all of the Mortgage Loans, the Purchaser may effect one or more Whole Loan Transfers and/or one or more Pass-Through Transfers. In connection with a Whole Loan Transfer and/or Pass-Through Transfer, the related Reconstitution Agreement shall provide that no more than four (4) Persons at any one time shall have the status of “Purchaser” with regard to any Mortgage Loan Package (unless otherwise agreed to by the Servicer and the Purchaser); provided that any trust to which Mortgage Loans may be transferred shall constitute a single “Purchaser.”
          With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Purchaser, the Seller and the Servicer each agrees, to the extent applicable:
(1)	to cooperate fully with the Purchaser and any prospective purchaser with respect to all reasonable requests and due diligence procedures and providing information contained in the Mortgage Loan Schedule including any diskette or other related data tapes provided as reasonably requested by such purchasers;

(2)	to execute all Reconstitution Agreements provided that each of the Servicer and the Purchaser is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided herein and provided further that such Reconstitution Agreement does not materially diminish the Servicer’s rights or materially increase Servicer’s responsibilities under this Agreement;

(3)	with respect to any Mortgage Loan that is subject to a Whole Loan Transfer or a Pass-Through Transfer (a) the Seller shall make the representations and warranties regarding such Mortgage Loan contained herein only as of the related Closing Date, and (b) the Servicer shall restate the representations and warranties regarding the Servicer set forth in Subsection 7.03 as of the date of such Whole Loan Transfer or Pass-Through Transfer;

(4)	to deliver to the Purchaser for inclusion in any prospectus or other offering material such publicly available information regarding the Servicer, its financial condition and its most recently publicly disclosed mortgage loan delinquency, foreclosure and loss experience as shall be reasonably requested by the Purchaser, and to deliver to the Purchaser any non-public, unaudited financial information regarding the Mortgage Loans as shall be reasonably requested by the Purchaser, in which case the Purchaser, unless otherwise mutually agreed, shall bear the cost of having such information audited by certified public accountants if the Purchaser desires such an audit; provided that in connection with inclusion of any information provided by the Servicer pursuant to this clause 4 in any prospectus supplement or other offering document, the Servicer and the Purchaser shall enter into a customary indemnity agreement, which shall provide that (A) the Servicer shall indemnify the Purchaser and certain affiliates of the Purchaser against losses they may sustain in any way related to any information provided by the Servicer regarding the Servicer or the Servicer’s servicing practices set forth in any offering document prepared in connection with such Reconstitution and (B) the Purchaser shall indemnify the Servicer and certain affiliates of the Servicer against any losses they may sustain in any way related to any information in any offering document, other than information provided by the Servicer specifically for use therein, prepared in connection with such Reconstitution;

(5)	to deliver to the Purchaser and to any Person designated by the Purchaser, at the Purchaser’s expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by the Seller pursuant to clause 4 above as shall be reasonably requested by the Purchaser;

(6)	to deliver to the Purchaser, and to any Person designated by the Purchaser, such in-house opinions of counsel as are customarily delivered by originators or servicers of mortgage loans, as the case may be, in connection with Whole Loan Transfers or Pass-Through Transfers, as the case may be, it being understood that the cost of any opinions of outside special counsel that may be required for a Whole Loan Transfer or Pass-Through Transfer, as the case may be, shall be the responsibility of the Purchaser; and

(7)	to reasonably cooperate with the Purchaser and any prospective purchaser with respect to the preparation of Mortgage Loan Documents and such other documents, and with respect to the servicing of the Mortgage Loans in accordance with the requirements from time to time of the rating agencies rating a Whole Loan Transfer or Pass-Through Transfer, the credit enhancers providing credit enhancement thereon and the requirements of the Purchaser’s shelf registration statement.
          All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect. In connection with the sale or transfer of any MERS Mortgage Loan, the Seller shall cause MERS to designate on the MERS System the assignee (or the related trust, for the benefit of the related certificateholders) or its designee as the beneficial holder of such Mortgage Loan.

          With respect to any Mortgage Loans sold in a Pass-Through Transfer where the Servicer is a servicer, the Servicer agrees that on or before March 15th of each year beginning March 15, 2005, the Servicer shall deliver to the Person responsible for filing a Form 10-K with the Securities and Exchange Commission with respect to the related trust a certification in the form attached as Exhibit 11 hereto, executed by the senior officer in charge of servicing at the Servicer. The Servicer shall indemnify and hold harmless such Person and its officers, directors and Affiliates, from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Servicer’s obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for in the preceding sentence is unavailable or insufficient to hold harmless any indemnified party, then the Servicer agrees that it shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities of such indemnified party in such proportion as is appropriate to reflect the relative fault of such indemnified party, on the one hand, and the Servicer, on the other, in connection with a breach of the Servicer’s obligations under this paragraph or any material misstatement or omission, negligence, bad faith or willful misconduct of the Servicer in connection therewith.
          SECTION 13. The Seller and the Servicer.

Subsection 13.01 Additional Indemnification by the Seller and the Servicer; Third Party Claims.
          (i) The Seller shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Seller to perform its duties in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 12 (to the extent applicable). Each party to this Agreement shall immediately notify the others if a claim is made upon such party by a third party with respect to this Agreement, any Reconstitution Agreement or the Mortgage Loans. Upon the prior written consent of Purchaser, which consent shall not be unreasonably withheld, the Seller shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Seller for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Seller’s indemnification obligations pursuant to Section 7 or this Section 13.
          (ii) The Servicer shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to a breach of any of the Servicer’s representations and warranties under Subsection 7.03 or the failure of the Seller to perform its duties in strict compliance with the terms of this Agreement or any

Reconstitution Agreement entered into pursuant to Section 12. Each party to this Agreement shall immediately notify the others if a claim is made upon such party by a third party with respect to this Agreement, any Reconstitution Agreement or the Mortgage Loans. Upon the prior written consent of Purchaser, which consent shall not be unreasonably withheld, the Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Purchaser promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer’s indemnification obligations pursuant to this Section 13; or the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement.
          (iii) Notwithstanding anything herein to the contrary, neither the Seller nor the Servicer shall have any liability hereunder for any claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain directly related to (A) the failure of the Purchaser to forward to the Seller or the Servicer, as applicable, notices of claims, as to which neither the Seller nor Servicer has any knowledge, regarding Mortgage Loans recorded in the name of the Purchaser and (B) the failure of the Custodian to perform its obligations under the Custodial Agreement, but solely to the extent that such failure materially adversely affects the ability of the Servicer to service the Mortgage Loans in accordance with the terms of this Agreement.
          (iv) The Purchaser shall indemnify the Servicer and hold the Servicer harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Servicer may sustain in any way related to the failure of the Custodian to deliver to the Servicer any Mortgage Loan Document requested by the Servicer in accordance with the terms of this Agreement and the Custodial Agreement. The Servicer shall immediately notify the Purchaser if a claim is made upon the Servicer by a third party with respect to such failure of the Custodian. The Purchaser shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Servicer in respect of such claim.
          Subsection 13.02 Merger or Consolidation of the Servicer.
          The Servicer will keep in full effect its existence, rights and franchises as a entity organized under the laws of the state of its organization except as permitted herein, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.
          Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the

Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business is the origination and servicing of mortgage loans, unless otherwise consented to by the Purchaser, which consent shall not be unreasonably withheld, shall be qualified to service mortgage loans on behalf of FNMA or FHLMC, shall have a GAAP net worth of not less than $25,000,000 and shall satisfy the requirements of Section 16 with respect to the qualifications of a successor to the Servicer (and shall otherwise comply with the requirements of Section 16).
          Subsection 13.03 Limitation on Liability of the Seller, the Servicer and Others.
          None of the Seller, the Servicer nor any of the officers, employees or agents of either shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Seller, the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Seller, the Servicer and any officer, employee or agent of the Seller or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser will be liable and the Servicer shall be entitled to be reimbursed therefor from the Purchaser upon written demand.
          Subsection 13.04 Seller Not to Resign.
          The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 16.
          Subsection 13.05 No Transfer of Servicing.
          With respect to the retention of the Servicer to service the Mortgage Loans hereunder, the Servicer acknowledges that the Purchaser has acted in reliance upon the Servicer’s independent status, the adequacy of its servicing facilities, plan, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, Servicer shall not either assign this Agreement or the servicing hereunder or delegate a substantial portion of its rights or duties hereunder, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld; provided, however, the Servicer may, with prior notice but without Purchaser’s consent, assign its rights and obligations as servicer hereunder to an entity if (i) such entity is directly or indirectly owned or controlled by the Servicer, (ii) such entity shall be qualified to service mortgage loans on behalf of FNMA or FHLMC and shall satisfy the requirements of Section 16 with respect to the qualifications of a successor to the Servicer (and shall otherwise comply with the requirements of Section 16), (iii) shall have a GAAP net worth of not less than $25,000,000 and (iv) the Servicer guaranties the performance by such entity of all obligations hereunder; provided further, that, with respect to any Mortgage Loan subject to a Pass-Through Transfer, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel of the Servicer to such effect obtained at the expense of the Servicer and delivered to the related trustee or master servicer.
          Without in any way limiting the generality of this Subsection 13.05, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement as set forth in Subsection 15.02, without any payment of any penalty or damages and without any liability whatsoever to the Servicer (other than with respect to accrued but unpaid Monthly Advances, Servicing Advances and Servicing Fees remaining unpaid) or any third party.
          SECTION 14. Default.
          Subsection 14.01 Events of Default.
          In case one or more of the following Events of Default by the Servicer shall occur and be continuing:
          (i) any failure by the Servicer to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser; or
          (ii) failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Purchaser or by the Custodian; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or
          (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or
          (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or
          (vi) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located which failure continues unremedied for a period of thirty (30) days; or
          (vii) the Servicer ceases to meet the qualifications of a FNMA or FHLMC seller/servicer and the failure to meet such qualifications continues unremedied for a period of thirty (30) days; or
          (viii) the Servicer attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate a substantial portion of its duties hereunder;
then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Servicer may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 16. Upon written request from the Purchaser, the Servicer shall prepare, execute and deliver any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense. The Servicer agrees to cooperate with the Purchaser and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the

Custodial Account, REO Account or Escrow Account or thereafter received with respect to the Mortgage Loans.
          Subsection 14.02 Waiver of Defaults.
          The Purchaser may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
          SECTION 15. Termination.
          Subsection 15.01 Termination.
          The respective obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) by mutual consent of the Servicer and the Purchaser in writing.
          Subsection 15.02 Termination Without Cause.
          The Purchaser may, at its sole option, terminate any rights the Servicer may have hereunder, without cause, upon written notice. Any such notice of termination shall be in writing and delivered to the Servicer as provided in Section 16 of this Agreement. In the event of such termination, the Servicer shall be entitled to the Termination Fee.
          SECTION 16. Successor to the Servicer.
          Prior to termination of Servicer’s responsibilities and duties under this Agreement pursuant to Subsection 15.01(ii) or 15.02, the Purchaser shall (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having a GAAP net worth of not less than $25,000,000 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of Servicer’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section and shall in no event relieve the Servicer of the representations and warranties made pursuant to Subsection 7.03 and the remedies available to the Purchaser under Subsection 13.01(ii), it being understood and agreed that the provisions of such Subsections 7.03 and 13.01 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.
          Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Purchaser an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. In connection with any such resignation or removal of Servicer, either (i) the successor shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Servicer shall cooperate with such successor in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS System to the successor servicer. The Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The successor servicer shall cause such assignment to be delivered to the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded. Any termination of this Agreement pursuant to Subsection 13.04, 14.01, 15.01, or 15.02 shall not affect any claims that the Purchaser may have against the Servicer arising prior to any such termination or resignation.
          The Servicer shall timely deliver to the successor the funds in the Custodial Account, REO Account and the Escrow Account and the Mortgage Files and related documents and statements held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall make arrangements at the time of transfer of the servicing responsibilities to the successor servicer to reimburse the Servicer for amounts the Servicer actually expended pursuant to this Agreement (provided that the Servicer shall provide the successor servicer with written evidence of such amounts) which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement but for the appointment of the successor servicer.
          Upon a successor’s acceptance of appointment as such, the Servicer shall notify by mail the Purchaser of such appointment.
          SECTION 17. Financial Statements.
          The Servicer understands that in connection with the Purchaser’s marketing of the Mortgage Loans, the Purchaser shall make available to prospective purchasers a Consolidated Statement of Operations of the Servicer’s parent company, Countrywide Financial Corporation (“CFC”) for the most recently completed three (3) fiscal years respecting which such a statement is available, as well as a Consolidated Statement of Condition of CFC at the end of the last two

(2) fiscal years covered by such Consolidated Statement of Operations. The Servicer shall also make available any comparable interim statements to the extent any such statements have been prepared by the Servicer (and are available upon request to members or stockholders of the Servicer or the public at large). The Servicer, if it has not already done so, agrees to furnish promptly to the Purchaser, upon request, copies of the statements specified above. The Servicer shall also make available information on its servicing performance with respect to loans serviced for others, including delinquency ratios.
          The Servicer also agrees to make available upon reasonable notice and during normal business hours to any prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting, directly or indirectly, the Servicer’s ability to perform under this Agreement and to permit any prospective purchaser upon reasonable notice and during normal business hours to inspect the Servicer’s servicing facilities for the purpose of satisfying such prospective purchaser that the Servicer has the ability to service the Mortgage Loans in accordance with this Agreement.
          SECTION 18. Reserved.
          SECTION 19. Notices.
          All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, postage prepaid, and return receipt requested, or, if by other means, when received by the other party or parties at the address as follows:

(i)	if to the Seller:

Countrywide Home Loans, Inc.
4500 Park Granada,
Calabasas, California 91302
Attn: Celia Coulter

(ii)	if to the Servicer:

Countrywide Home Loans Servicing LP
400 Countrywide Way
Simi Valley, California 93065
Attn: Lupe Montero

(iii)	if to the Purchaser:

DLJ Mortgage Capital, Inc.
11 Madison Avenue
New York, New York 10010
Attn: Peter Sack

or such other address as may hereafter be furnished to the other parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).
          SECTION 20. Severability Clause.
          Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.
          SECTION 21. Counterparts.
          This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.
          SECTION 22. Governing Law.
          The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.
          SECTION 23. Intention of the Parties.
          It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller and the Servicer shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

          SECTION 24. Successors and Assigns; Assignment of Purchase Agreement.
          This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Servicer and the Purchaser and the respective permitted successors and assigns of the Seller, the Servicer and the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by the Seller or the Servicer to a third party without the consent of the Purchaser. This Agreement may be assigned, pledged or hypothecated by the Purchaser without the consent of the Seller or the Servicer and any assignee of the Purchaser will become the “Purchaser” hereunder.
          SECTION 25. Waivers.
          No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.
          SECTION 26. Exhibits.
          The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.
          SECTION 27. General Interpretive Principles.
          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
a)	the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b)	accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

c)	references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other Subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d)	reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e)	the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

f)	the term “include” or “including” shall mean without limitation by reason of enumeration.
          SECTION 28. Reproduction of Documents.
          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. The Purchaser, upon request of the Seller or the Servicer, shall use its best efforts to deliver, or cause to be delivered, a computer disk containing this Agreement to the Seller or the Servicer if such disk is readily accessible to the Purchaser or its counsel.
          SECTION 29. Further Agreements.
          The Seller, the Servicer and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.
          Without limiting the generality of the foregoing, the Seller and the Servicer shall cooperate with the Purchaser in connection with any Whole Loan Transfer or Pass-Through Transfer contemplated by the Purchaser pursuant to Section 12 hereof. In that connection, the Servicer shall (a) execute any Reconstitution Agreement in accordance with the provisions of Section 12, and (b) provide to the Purchaser or any prospective purchaser: (i) any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request; and (ii) such representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Servicer as are reasonably believed necessary by the Purchaser in connection with such transactions. The requirement of the Servicer pursuant to (ii) above shall terminate on the final Reconstitution Date. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Servicer, as applicable, shall notify the Purchaser in writing of the estimated amount of such expense. The Purchaser shall reimburse such party for any such expense following its receipt of appropriate details thereof.
          SECTION 30. Confidentiality.
          The Seller agrees that the Purchaser has or will introduce buyers of mortgage loans to the Seller, that buyers of mortgage loans are customers of the Purchaser and that the relationships of the Purchaser to the buyers of mortgage loans are confidential. The Seller agrees, for a period of six (6) months following the related Closing Date with respect to a particular buyer of Mortgage Loans, the Seller will not, for the purpose of buying and selling other mortgage loans, communicate with or sell such other mortgage loans to such buyer unless such buyer is or has been independently introduced to the Seller or the Seller has had previous dealings (not including any Whole Loan Transfer or Pass-Through Transfer) with such buyer, provided, however, that the foregoing shall not apply to a buyer of mortgage loans which is Fannie Mae or Freddie Mac.
          Each of the Seller, the Servicer and the Purchaser agrees that it (i) shall comply with all applicable laws and regulations regarding the privacy or security of Consumer Personal Information, (ii) shall not collect, create, use, store, access, disclose or otherwise handle Consumer Personal Information in any manner inconsistent with any applicable laws or regulations regarding the privacy or security of Consumer Personal Information, (iii) shall not disclose Consumer Personal Information to any affiliated or non-affiliated third party except to enforce or preserve its rights, as otherwise permitted or required by applicable law (or by regulatory authorities having jurisdiction in the premises) or, in the case of the Seller or the Servicer, at the specific written direction of the Purchaser, (iv) shall maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Consumer Personal Information and (v) shall promptly notify the other party in writing upon becoming aware of any actual breach and of any suspected breach of this section. Each party hereto shall indemnify and defend the other party against, and shall hold the other party harmless from, any cost, expense, loss, claim or other liability that such other party may suffer as a result of or in connection with its failure to comply with or perform the obligations set forth in this section.
          SECTION 31. Recordation of Assignments of Mortgage.
          To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Purchaser’s expense in accordance with Section 10 hereof in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.
          SECTION 32. Recordation of Agreement.
          To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Seller at the Purchaser’s expense on direction of the Purchaser accompanied by an Opinion of Counsel, also prepared at the Purchaser’s expense, to the effect that such recordation materially and beneficially affects the interest of the Purchaser or is necessary for the administration or servicing of the Mortgage Loans.
          SECTION 33. Conflict with Purchase Price and Terms Letter.
          In the event of any conflict or ambiguity between the terms and provisions of this Agreement and a Purchase Price and Terms Letter, the Purchase Price and Terms Letter shall control and be binding upon the Purchaser and the Seller.

          SECTION 34. No Solicitation.
          From and after the related Closing Date, the Seller and the Servicer each hereby agrees that neither the Seller nor the Servicer will not take any action or permit or cause any action to be taken by any of their respective agents or affiliates, or by any independent contractors or independent mortgage brokerage companies on the Seller’s or Servicer’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Servicer may solicit any Mortgagor for whom the Servicer or its affiliates have received a request for verification of mortgage, a request for demand for payoff, a Mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the Mortgagor initiates a title search, provided further, it is understood and agreed that promotions undertaken by the Servicer or any of its affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation nor is the Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Notwithstanding the foregoing, the following solicitations, if undertaken by the Servicer, shall not be prohibited: (i) solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements and (ii) borrower messages included on, and statement inserts provided with, the monthly statements sent to mortgagors; provided, however, that similar messages and inserts are sent to the borrowers of other mortgage loans serviced by the Servicer.
[NO FURTHER TEXT ON THIS PAGE]

          IN WITNESS WHEREOF, the Seller, the Servicer and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

DLJ MORTGAGE CAPITAL, INC.
(Purchaser)

/s/ DLJ MORTGAGE CAPITAL, INC.

By:

Name:

Title:

COUNTRYWIDE HOME LOANS, INC.
(Seller)

/s/ COUNTRYWIDE HOME LOANS, INC.
By:

Name:

Title:

COUNTRYWIDE HOME LOANS SERVICING LP
(Servicer)

By: Countrywide GP, Inc., its General Partner
/s/ COUNTRYWIDE GP, INC.
By:

Name:

Title:

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
          On the                     day of                                         , 2004 before me, a notary public in and for said State, appeared                                                             , personally known to me on the basis of satisfactory evidence to be a                                                              of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation and acknowledged to me that such corporation executed the within instrument.
          IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
          On the                     day of                                         , 2004 before me, a Notary Public in and for said State, personally appeared                                                             , known to me to be                                          of Countrywide Home Loans, Inc., the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.
          IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public

My Commission expires

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)
          On the                      day of                     , 2004 before me, a notary public in and for said State, appeared                                         , personally known to me on the basis of satisfactory evidence to be a                                          of Countrywide GP, Inc., the general partner of Countrywide Home Loans Servicing LP, and one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such organization and acknowledged to me that such organization executed the within instrument.
          IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal the day and year in this certificate first above written.

Notary Public
[Notarial Seal]

EXHIBIT 1
SELLER’S OFFICER’S CERTIFICATE
          I,                                         , hereby certify that I am the duly elected Vice President of Countrywide Home Loans, Inc., a New York corporation (the “Seller”), and further certify, on behalf of the Seller as follows:
     1. Attached hereto as Attachment I are a true and correct copy of the Certificate of Incorporation and by-laws of the Seller as are in full force and effect on the date hereof. No event has occurred since                                         , 200___which has affected the good standing of the Seller under the laws of the State of New York.
     2. No proceedings looking toward merger, liquidation, dissolution or bankruptcy of the Seller are pending or contemplated.
     3. Each person who, as an officer or attorney-in-fact of the Seller, signed (a) the Mortgage Loan Purchase and Servicing Agreement (the “Purchase Agreement”), dated as of March 1, 2004, by and among the Seller, Countrywide Home Loans Servicing LP (the “Servicer”) and DLJ Mortgage Capital, Inc. (the “Purchaser”) and (b) the Purchase Price and Terms Letter (the “Terms Letter”), dated                                         , 200                    , between the Seller and the Purchaser; and (c) any other document delivered prior hereto or on the date hereof in connection with the sale and servicing of the Mortgage Loans in accordance with the Purchase Agreement and the Terms Letter was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.
     4. Attached hereto as Attachment II is a true and correct copy of the resolutions duly adopted by the board of directors of the Seller on                                           , 200                    (the “Resolutions”) with respect to the authorization and approval of the sale and servicing of the Mortgage Loans; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.
     5. All of the representations and warranties of the Seller contained in Subsections 7.01 and 7.02 of the Purchase Agreement were true and correct in all material respects as of the date of the Purchase Agreement and are true and correct in all material respects as of the date hereof.
     6. The Seller has performed all of its duties and has satisfied all the material conditions on its part to be performed or satisfied prior to the Closing Date pursuant to the Purchase Agreement.
          All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.
Exhibit 2-1

     IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Seller.
Dated:
               [Seal]

COUNTRYWIDE HOME LOANS, INC.

By:

Name:

Title: Vice President
          I,                                         , Secretary of Countrywide Home Loans, Inc., hereby certify that                      is the duly elected, qualified and acting Vice President of the Seller and that the signature appearing above is his genuine signature.
          IN WITNESS WHEREOF, I have hereunto signed my name.
Dated:
               [Seal]

COUNTRYWIDE HOME LOANS, INC.

By:

Name:

Title: [Assistant] Secretary
Exhibit 1-2

EXHIBIT 2
[FORM OF OPINION OF COUNSEL TO THE SELLER]

(Date)
DLJ Mortgage Capital, Inc.
11 Madison Avenue
New York, New York 10010

Re:	Mortgage Loan Purchase and Servicing Agreement,
dated as of March 1, 2004, among DLJ Mortgage Capital, Inc.
as the Purchaser, Countrywide Home Loans, Inc.
as the Seller and Countrywide Home Loans Servicing LP
as the Servicer.
Gentlemen:
          I have acted as counsel to Countrywide Home Loans, Inc., a New York corporation (the “Company”), in connection with the sale of certain mortgage loans by the Company to DLJ Mortgage Capital, Inc. (the “Purchaser”) pursuant to (i) a Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2004, among the Company, the Purchaser and Countrywide Home Loans Servicing LP (the “Purchase Agreement”) and the Purchase Price and Terms Letter, dated , 200_, between the Company and the Purchaser (the “Terms Letter”). Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase Agreement.
          In connection with rendering this opinion letter, I, or attorneys working under my direction, have examined, among other things, originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the following:
A.	The Purchase Agreement;

B.	The Terms Letter;

C.	The Company’s Certificate of Incorporation and Bylaws, as amended to date; and
Exhibit 2-1

D.	Resolutions adopted by the Board of Directors of the Company with specific reference to actions relating to the transactions covered by this opinion (the “Board Resolutions”).
          For the purpose of rendering this opinion, I have made such documentary, factual and legal examinations as I deemed necessary under the circumstances. As to factual matters, I have relied upon statements, certificates and other assurances of public officials and of officers and other representatives of the Company, and upon such other certificates as I deemed appropriate, which factual matters have not been independently established or verified by me. I have also assumed, among other things, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals, and the conformity to original documents of all documents submitted to me as copies and the authenticity of the originals of such copied documents.
          On the basis of and subject to the foregoing examination, and in reliance thereon, and subject to the assumptions, qualifications, exceptions and limitations expressed herein, I am of the opinion that:
1.	The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New York with corporate power and authority to own its properties and conduct its business as presently conducted by it. The Company has the corporate power and authority to service the Mortgage Loans, and to execute, deliver, and perform its obligations under the Purchase Agreement and the Terms Letter (sometimes collectively, the “Agreements”).

2.	The Purchase Agreement and the Terms Letter have been duly and validly authorized, executed and delivered by the Company.

3.	The Purchase Agreement and the Terms Letter constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.	No consent, approval, authorization or order of any state or federal court or government agency or body is required for the execution, delivery and performance by the Company of the Purchase Agreement and the Terms Letter, or the consummation of the transactions contemplated by the Purchase Agreement and the Terms Letter, except for those consents, approvals, authorizations or orders which previously have been obtained.

5.	Neither the servicing of the Mortgage Loans by the Company as provided in the Purchase Agreement and the Terms Letter, nor the fulfillment of the terms of or the consummation of any other transactions contemplated in the Purchase Agreement and the Terms Letter will result in a breach of any term or provision of the certificate of incorporation or bylaws of the Company, or, to the best of my knowledge, will conflict with, result in a breach or violation of, or constitute a default under, (i) the terms of any
Exhibit 2-2

indenture or other agreement or instrument known to me to which the Company is a party or by which it is bound, (ii) any State of California or federal statute or regulation applicable to the Company, or (iii) any order of any State of California or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, except in any such case where the default, breach or violation would not have a material adverse effect on the Company or its ability to perform its obligations under the Purchase Agreement.
6.	There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my judgment, either in any one instance or in the aggregate, would draw into question the validity of the Purchase Agreement or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement.

7.	The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Purchase Agreement is sufficient fully to transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

8.	The Assignments of Mortgage are in recordable form and upon completion will be acceptable for recording under the laws of the State of California.
          The opinions above are subject to the following additional assumptions, exceptions, qualifications and limitations:
A.	No opinion is expressed herein as to the ability of any party to any document referred to herein to collect attorneys’ fees and costs in an action involving the documents referred to herein if such party is not the prevailing party in such action or to the extent such fees and costs are greater than such reasonable fees and costs as may be determined by a court.

B.	I express no opinion as to the provisions of the Agreements designating governing law, and I assume for purposes of this opinion that the Agreements will be governed by New York law, without regard to its conflicts of laws principles.

C.	I express no opinion as to the remedies available to the parties for non-material violations or breaches of the Agreements and other documents referred to herein.

D.	Waivers of vaguely or broadly stated rights or future rights may be deemed unenforceable under applicable law, and provisions that rights or remedies are not exclusive, that every right or remedy is cumulative and
Exhibit 2-3

may be exercised in addition to or with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies may also be unenforceable.
E.	I have assumed for purposes of this opinion that (l) the Agreements correctly and completely set forth the intent of all parties thereto; (2) the execution and delivery of the Agreements are free of mutual mistake, fraud, misrepresentation, criminal activity, undue influence or duress; and (3) all parties to the Agreements other than the Company have filed all required franchise tax returns, if any, and paid all required taxes, if any, under the California Revenue and Taxation Code (see Damato v. Slevin, 214 Cal.App.3rd 668, 262 Cal.Rptr. 879 (1989), White Dragon Productions Inc. v. Performance Guaranties Inc., 196 Cal.App.3rd 163, 241 Cal.Rptr. 745 (1987)).

F.	I have assumed that all parties to the Agreements other than the Company have all requisite power and authority to execute, deliver and perform their respective obligations under each of the Agreements, and that the Agreements have been duly authorized by all necessary corporate action on the part of such parties, have been executed and delivered by such parties and constitute the legal, valid and binding obligations of such parties.

G.	My opinion expressed in paragraphs 3 and 7 above is subject to the qualifications that (i) the enforceability of the Agreements may be limited by the effect of laws relating to (l) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances or preferential transfers, and (2) general principles of equity upon the specific enforceability of any of the remedies, covenants or other provisions of the Agreements and upon the availability of injunctive relief or other equitable remedies and the application of principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as such principles relate to, limit or affect the enforcement of creditors’ rights generally and the discretion of the court before which any proceeding for such enforcement may be brought; and (ii) I express no opinion herein with respect to the validity, legality, binding effect or enforceability of (a) provisions for indemnification in the Agreements to the extent such provisions may be held to be unenforceable as contrary to public policy or (b) Section 18 of the Purchase Agreement.

H.	I have assumed, without independent check or certification, that there are no agreements or understandings among the Company, the Purchaser and any other party which would expand, modify or otherwise affect the terms
Exhibit 2-4

of the documents described herein or the respective rights or obligations of the parties thereunder.
I.	I express no opinion as to any provision of the Agreements requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.

J.	My opinion in paragraph 3 above is subject to the effect of Section 1670.5 of the California Civil Code, which provides that a court may not enforce or may limit the application of a contract or portions thereof which it finds as a matter of law to have been unconscionable at the time the contract was made.

K.	I express no opinion as to the applicability or effect of compliance by the parties other than the Company with any state or federal laws applicable to the transactions contemplated by the Agreements because of the nature of such party’s business.

L.	The qualification of any opinion or statement herein by the use of the words “to the best of my knowledge” or “known to me” means that, during the course of my employment by the Company in connection with the Agreements, no information has come to my attention which gives me actual knowledge of the existence of the matters, actions, proceedings, items, documents or facts so qualified. However, I have not undertaken any independent investigation or inquiry to determine the existence of such matters, actions, proceedings, items, documents or facts and no inference as to my knowledge thereof shall be drawn from the fact of my employment by any party.
          I am admitted to practice in the State of California, and, except as set forth below, I render no opinion herein as to matters involving the laws of any jurisdiction other than the State of California and the Federal laws of the United States of America. Insofar as the opinions expressed in paragraphs 1 through 5 above relate to matters that are governed by the laws of the State of New York, I am generally familiar with the laws of the State of New York as they relate to corporate organization, and for the limited purpose of the opinions set forth in paragraphs 1 and 2 above, I do not feel it is necessary to consult with New York counsel. This opinion is limited to such laws as they presently exist, to present judicial interpretations thereof and to the facts as they presently exist or are contemplated by the Agreements. In rendering this opinion, I assume no obligation to revise or supplement this opinion should the present laws of the jurisdictions mentioned herein be changed by legislative actions, judicial decisions or otherwise. This opinion is rendered as of the date hereof, and I express no opinion as to, and disclaim any undertaking or obligation to update this opinion in respect of, changes of circumstances or events which occur subsequent to this date.
Exhibit 2-5

          This opinion is furnished to you in connection with the Agreements and the transactions contemplated thereby and, except as provided below, may not be relied upon by any other person or by you in any other context without my prior written consent. This opinion may not be included in any other document or quoted or otherwise referred to in whole or in part without my prior written consent, except that I understand you will be delivering a copy of this letter to your Counsel, and I consent to their reliance on this letter for such purposes.
Very truly yours,
Exhibit 2-6

EXHIBIT 3
SECURITY RELEASE CERTIFICATION
I. Release of Security Interest
                                                  , duly authorized as collateral agent for the lenders from time to time participating in that certain Amended and Restated Mortgage Loan Warehousing Agreement, dated as of         , 200_, with as agent, as amended from time to time (the “Warehousing Agreement”), to relinquish any and all right, title and interest it may have as collateral agent in the mortgage loans described in Exhibit A attached hereto (the “Mortgage Loans”), hereby relinquishes any and all right, title and interest it may have as collateral agent in and to the Mortgage Loans upon purchase thereof by Purchaser from the Company named below pursuant to that certain Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2004, as of the date and time of receipt by                                         , as funding bank under the Warehousing Agreement, of $                                         for such Mortgage Loans (the “Date and Time of Sale”), and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees as of the Date and Time of Sale.

Name and Address of Financial Institution

(Name)

(Address)

By:

Exhibit 3-1

II. Certification of Release
          The Company named below hereby certifies to Purchaser that, as of the Date and Time of Sale of the above mentioned Mortgage Loans to Purchaser, the security interests in the Mortgage Loans released by the above named corporation comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

COUNTRYWIDE HOME LOANS, INC.
Seller

By:

Name:

Title:

Exhibit 3-2

EXHIBIT 4
ASSIGNMENT AND CONVEYANCE
     On this                      day of                     , 200_, Countrywide Home Loans, Inc. (“Countrywide”) as the Seller under that certain Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2004 (the “Agreement”), by and among Countrywide, Countrywide Home Loans Servicing LP (the “Servicer”) and DLJ Mortgage Capital, Inc. (the “Purchaser”) does hereby sell, transfer, assign, set over and convey to the Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement, all rights, title and interest of Countrywide (excluding the right to service the Mortgage Loans) in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, Countrywide has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth therein. The contents of each Servicing File required to be retained by the Servicer to service the Mortgage Loans pursuant to the Agreement and thus not delivered to Purchaser are and shall be held in trust by the servicer, for the benefit of Purchaser as the owner thereof. The Servicer’s possession of any portion of the Servicing File is at the will of Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of Countrywide or the Servicer shall immediately vest in Purchaser and shall be retained and maintained, in trust, by the Servicer at the will of Purchaser in such custodial capacity only.
Exhibit 4-1

     Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

COUNTRYWIDE HOME LOANS, INC.

By:

Name:

Title:

ACKNOWLEDGED AND AGREED:

COUNTRYWIDE HOME LOANS SERVICING LP

By: Countrywide GP, Inc., its general partner.

By:

Name:

Title:

Exhibit 4-2

EXHIBIT 5
CONTENTS OF EACH MORTGAGE FILE
          With respect to each Mortgage Loan, the Mortgage File shall include each of the following items as required by the applicable Mortgage Loan documentation style, which shall be available for inspection by the Purchaser and which shall be delivered to the Custodian pursuant to Subsection 6.03 of the Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2004 (the “Agreement”), by and among Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP and DLJ Mortgage Capital, Inc. Capitalized terms shall have the respective meanings ascribed thereto in the Agreement.
          1. The original Mortgage Note endorsed by the Seller in the following form: “Pay to the order of                     , without recourse” with all intervening endorsements showing a complete chain of title from the originator to the Seller.
          2. For each Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller has not delivered or caused to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Purchaser or the Purchaser’s designee, (i) in the case of a delay caused by the public recording office, a copy of such Mortgage certified by the Seller to be a true and complete copy of the original recorded Mortgage and (ii) in the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.
          3. In the case of each Mortgage Loan that is not a MERS Mortgage Loan, a duly executed Assignment of Mortgage, from the Seller in blank, which assignment shall be in form and substance acceptable for recording.
          4. The title insurance policy shall be delivered to the Purchaser or its designee promptly upon receipt thereof by the Seller but in no event later than the time specified in Subsection 6.03 of the Agreement.
          5. Recorded originals of any intervening assignments, showing a complete chain of title from the originator to the Seller (or to MERS, if the Mortgage Loan is registered on the MERS System), with evidence of recording thereon.
          6. Originals of each assumption, modification, written assurance or substitution of liability agreement, if any.
Exhibit 5-1

          7. The original of any guarantee executed in connection with the Mortgage Note.
          8. If the Loan-to-Value Ratio indicated on the Mortgage Loan Schedule exceeds 80%, the Seller shall provide the name of the insurer of any related Primary Mortgage Insurance Policy, the amount of such Primary Mortgage Insurance Policy and the certificate number of the Primary Mortgage Insurance Policy.
Exhibit 5-2

EXHIBIT 6
CONTENTS OF EACH SERVICING FILE
          With respect to each Mortgage Loan, the Servicing File shall include copies of each of the documents included in the Mortgage File and each of the following additional items as required by the applicable Mortgage Loan documentation style, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2004, by and among Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP and DLJ Mortgage Capital, Inc.
          1. Copy of survey of the Mortgaged Property.
          2. Original hazard insurance policy and, if required by law, flood insurance policy, with extended coverage of the hazard insurance policy, as required by the applicable documentation program.
          3. Mortgage Loan closing statement.
          4. Residential loan application.
          5. Verification of employment and income, depending upon the documentation program under which the Mortgage Loan was originated.
          6. Verification of acceptable evidence of source and amount of downpayment, as required by the applicable documentation program.
          7. Credit report on the Mortgagor, as required by the applicable documentation program.
          8. Residential appraisal report and attachments thereto, as required by the applicable documentation program.
          9. Executed disclosure statement.
          10. If available, termite report, structural engineer’s report, water potability and septic certification.
          11. Sales contract, if applicable.
          12. Amortization schedule, if available.
          13. The original power of attorney or a copy thereof, if any, certified by an authorized officer of the Seller, for any document described above which is delivered to the Custodian.
Exhibit 6-1

          14. A written commitment or interim binder or preliminary report of title issued by the title insurance company dated as of the date the Mortgage Loan was funded.
Exhibit 6-2

EXHIBIT 7
CUSTODIAL ACCOUNT LETTER AGREEMENT
                    , 200

To:

(the “Depository”)
               As Servicer under the Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2004, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as “Countrywide Home Loans Servicing LP in trust for the Purchaser, Conventional Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

COUNTRYWIDE HOME LOANS SERVICING LP

By: Countrywide GP, Inc., its general partner.

By:

Name:

Title:

Date:

Exhibit 7-1

          The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number                      at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository
By:

Name:

Title:

Date:

Exhibit 7-2

EXHIBIT 8
ESCROW ACCOUNT LETTER AGREEMENT
                    , 200

To:

(the “Depository”)
               As Servicer under the Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2004, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as “Countrywide Home Loans Servicing LP in trust for the Purchaser, Conventional Mortgage Loans.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Seller. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

COUNTRYWIDE HOME LOANS SERVICING LP

By: Countrywide GP, Inc., its general partner.

By:

Name:

Title:

Date:

Exhibit 8-1

          The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number                      at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

Depository
By:

Name:

Title:

Date:

Exhibit 8-2

EXHIBIT 9
SERVICING ADDENDUM
          SECTION 11. Administration and Servicing of the Mortgage Loans.
          Subsection 11.01 Servicer to Act as Servicer.
          The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans in accordance with this Agreement and the normal and usual standards of practice of prudent mortgage lenders, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement. In servicing and administering the Mortgage Loans, the Servicer shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to accepted mortgage servicing practices of prudent lending institutions and the Purchaser’s reliance on the Servicer.
          Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that the Servicer shall not permit any modification with respect to any Mortgage Loan that would decrease the Mortgage Interest Rate (other than by adjustments required by the terms of the Mortgage Note), defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make future advances or extend the final maturity date on such Mortgage Loan without the Purchaser’s prior written consent. The Servicer may permit forbearance or allow for suspension of Monthly Payments in either case for up to one hundred and eighty (180) days if the Mortgagor is in default or the Servicer determines in its reasonable discretion that default is imminent and if the Servicer determines that granting such forbearance or suspension is in the best interest of the Purchaser, provided, that any such agreement shall be approved by the holder of any related LPMI Policy or Primary Mortgage Insurance Policy, if required under such related policy. In the event that any such modification, forbearance or suspension as permitted above allows the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall include in each remittance for any month in which any such principal or interest payment has been deferred (without giving effect to such modification, forbearance or suspension) an amount equal to, as the case may be, such month’s principal and one (1) month’s interest at the Mortgage Loan Remittance Rate on the then unpaid principal balance of the Mortgage Loan and shall be entitled to reimbursement for such advances only to the same extent as for Monthly Advances made pursuant to Subsection 11.19. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If reasonably required by the Servicer, the Purchaser shall furnish the Servicer with any powers of
Exhibit 9-1

attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.
          The Servicer shall accurately and fully report its Mortgagor Credit files related to the Mortgage Loans to Equifax, Transunion and Experian in a timely manner.
          Subsection 11.02 Collection of Mortgage Loan Payments.
          Continuously from the date hereof until the principal and interest on all Mortgage Loans is paid in full, the Servicer will proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy or LPMI Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Servicer will take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable. To that end, the Servicer shall ensure that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.
          Subsection 11.03 Realization Upon Defaulted Mortgage Loans.
          The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, procedures that the Servicer would use in servicing loans for its own account, any related Primary Mortgage Insurance Policy or LPMI Policy and the best interests of the Purchaser, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Subsection 11.01. Foreclosure or comparable proceedings shall be initiated within one hundred twenty (120) days of default for Mortgaged Properties for which no satisfactory arrangements can be made for collection of delinquent payments. The Servicer shall use its best efforts to realize upon defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Servicer shall not be required to expend its own funds toward the restoration of such property in excess of $2,000 unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Primary Mortgage Insurance Proceeds, Other Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Subsection 11.05. The Servicer shall notify the Purchaser and any master servicer in writing of the commencement of foreclosure proceedings. Such notice may be contained in the reports prepared by the Servicer and delivered to Purchaser pursuant to the terms and conditions of this Agreement. In such connection, the Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Subsection 11.05. Notwithstanding anything to the contrary contained herein, in connection with a
Exhibit 9-2

foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property, such an inspection or review is to be conducted by a qualified inspector at the Purchaser’s expense. Upon completion of the inspection, the Servicer shall promptly provide the Purchaser with a written report of the environmental inspection. After reviewing the environmental inspection report, the Purchaser shall determine how the Servicer shall proceed with respect to the Mortgaged Property.
          In the event that a Mortgage Loan becomes part of a REMIC, and becomes REO Property, such property shall be disposed of by the Servicer, with the consent of the Purchaser as required pursuant to this Agreement, within three (3) years after becoming an REO Property, unless the Servicer provides to the trustee under such REMIC an opinion of counsel to the effect that the holding of such REO Property subsequent to three years after its becoming REO Property, will not result in the imposition of taxes on “prohibited transactions” as defined in Section 860F of the Code, or cause the transaction to fail to qualify as a REMIC at any time that certificates are outstanding. The Servicer shall manage, conserve, protect and operate each such REO Property for the certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such property to fail to qualify as “foreclosure property” within the meaning of Section 860F(a)(2)(E) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC provisions of the Code. Pursuant to its efforts to sell such property, the Servicer shall either itself or through an agent selected by the Servicer, protect and conserve such property in the same manner and to such an extent as is customary in the locality where such property is located. Additionally, the Servicer shall provide the Purchaser or any master servicer in connection with a Reconstitution with information sufficient for such party to comply with the tax withholding and reporting related to Sections 1445 and 6050J of the Code.
          Subsection 11.04 Establishment of Custodial Accounts; Deposits in Custodial Accounts.
          The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts which accounts shall be Eligible Accounts. The creation of any Custodial Account shall be evidenced by a letter agreement in the form shown in Exhibit 7 hereto. A copy of such letter agreement shall be furnished to the Purchaser upon request.
          The Servicer shall deposit in the Custodial Account within two (2) Business Days of receipt, and retain therein the following payments and collections received or made by it subsequent to the related Cut-off Date, or received by it prior to the related Cut-off Date but allocable to a period subsequent thereto, other than in respect of principal and interest on the Mortgage Loans due on or before the related Cut-off Date:
     (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;
Exhibit 9-3

     (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;
     (iii) all proceeds from a Cash Liquidation;
     (iv) all Primary Mortgage Insurance Proceeds and Other Insurance Proceeds including amounts required to be deposited pursuant to Subsections 11.08, 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;
     (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the Mortgage Loan Documents or applicable law;
     (vi) any Monthly Advances;
     (vii) all proceeds of any Mortgage Loan repurchased in accordance with Subsections 7.04         , 7.05 and 11.03, and any amount required to be remitted for deposit by the Seller in connection with any shortfall in principal amount of the Qualified Substitute Mortgage Loans and the Deleted Mortgage Loans as required pursuant to Subsection 7.04;
     (viii) any amounts required to be deposited by the Servicer pursuant to Section 11.10 in connection with the deductible clause in any blanket hazard insurance policy such deposit shall be made from the Servicer’s own funds, without reimbursement therefor;
     (ix) the Prepayment Interest Shortfall Amount, if any, for the month of distribution, such deposit shall be made from the Servicer’s own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee payable for such month for the Mortgage Loans; provided, the Servicer shall not be obligated to deposit any amounts representing Relief Act Interest Shortfalls;
     (x) any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Subsection 11.13; and
     (xi) any amounts required to be deposited in the Custodial Account pursuant to Subsection 11.01, 11.14, 11.22 or 11.23.
          The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges and assumption fees, to the extent permitted by Subsection 11.24, need not be deposited by the Servicer in the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Subsection 11.05(iv).
Exhibit 9-4

          Subsection 11.05 Permitted Withdrawals From the Custodial Account.
          The Servicer may, from time to time, withdraw from the Custodial Account for the following purposes:
     (i) to make payments to the Purchaser in the amounts and in the manner provided for in Subsection 11.17;
     (ii) to reimburse itself for Monthly Advances, the Servicer’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent Late Collections (net of the related Servicing Fees) respecting which any such advance was made, it being understood that, in the case of such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Purchaser;
     (iii) to reimburse itself for unreimbursed Servicing Advances and any unpaid Servicing Fees, the Servicer’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related proceeds from Cash Liquidation, Liquidation Proceeds, Condemnation Proceeds, Primary Mortgage Insurance Proceeds and Other Insurance Proceeds;
     (iv) to pay to itself as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date), and (b) the Servicing Fees from that portion of any payment or recovery as to interest with respect to a particular Mortgage Loan;
     (v) to pay to the Seller with respect to each Mortgage Loan that has been repurchased pursuant to Subsection 7.04 all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;
     (vi) to reimburse itself for unreimbursed Monthly Advances and Servicing Advances to the extent not fully reimbursed pursuant to Subsection 11.05(ii) or (iii) above;
     (vii) to transfer funds to another Eligible Account in accordance with Section 11.09 hereof;
     (viii) to make payments in respect of LPMI Fees due, if any;
     (ix) to clear and terminate the Custodial Account upon the termination of this Agreement; and
     (x) to reimburse itself for any amounts deposited in the Custodial Account in error.
          Subsection 11.06 Establishment of Escrow Accounts; Deposits in Escrow Accounts.
Exhibit 9-5

          The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts which accounts shall be Eligible Accounts, in the form of time deposit or demand accounts. The creation of any Escrow Account shall be evidenced by a letter agreement in the form shown in Exhibit D hereto. A copy of such letter agreement shall be furnished to the Purchaser upon request.
          The Servicer shall deposit in the Escrow Account or Accounts within two (2) Business Days of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Other Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Subsection 11.08. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.
          Subsection 11.07 Permitted Withdrawals From Escrow Account.
          Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagors to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to reimburse itself for any amounts deposited in the Escrow Account in error, or (viii) to clear and terminate the Escrow Account on the termination of this Agreement. As part of its servicing duties, the            Servicer shall pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law, and to the extent that interest earned on funds in the Escrow Account is insufficient, shall pay such interest from its own funds, without any reimbursement therefor.
          Subsection 11.08 Payment of Taxes, Insurance and Other Charges; Maintenance of Primary Mortgage Insurance Policies or LPMI Policies; Collections Thereunder.
          With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of primary mortgage insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for
Exhibit 9-6

the payment of such charges, including renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.
          The Servicer will maintain in full force and effect, a Primary Mortgage Insurance Policy conforming in all respects to the description set forth in Section 7.02(xxxii), issued by a Qualified Insurer, with respect to each Mortgage Loan for which such coverage is herein required. Such coverage will be maintained until the Updated Loan-to-Value Ratio of the related Mortgage Loan is reduced to 75% or less in the case of a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, unless state law provides that the Mortgagor may elect to cancel. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy or LPMI Policy in effect on the Closing Date that is required to be kept in force under this Agreement unless a replacement Primary Mortgage Insurance Policy or LPMI Policy for such canceled or nonrenewed policy is obtained from and maintained with a Qualified Insurer. The Servicer shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy or LPMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Subsection 11.22, the Servicer shall promptly notify the insurer under the related Primary Mortgage Insurance Policy or LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy or LPMI Policy. If such Primary Mortgage Insurance Policy or LPMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Mortgage Insurance Policy or LPMI Policy as provided above.
          In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any Primary Mortgage Insurance Policy or LPMI Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy or LPMI Policy.
          Subsection 11.09 Transfer of Accounts.
          The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time. The Servicer shall promptly notify the Purchaser that such transfer has been made. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.
Exhibit 9-7

          Subsection 11.10 Maintenance of Hazard Insurance.
          The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the unpaid principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map issued by the Federal Emergency Management Agency or is identified in the Federal Register as having special flood hazards and such flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a Qualified Insurer, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The Servicer shall also maintain on the REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with Accepted Servicing Practices, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05. It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to this Agreement, the FNMA Guides or such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer. The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of B:VI or better in Best’s Key Rating Guide and are Qualified Insurers.
          Subsection 11.11 Maintenance of Mortgage Impairment Insurance Policy.
          In the event that the Servicer shall obtain and maintain a blanket policy issued by a Qualified Insurer that has a Best rating of A+:XV insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Subsection 11.10 and otherwise complies with all other requirements of Subsection 11.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Subsection 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Subsection 11.10, and there shall have been a loss which would have been covered by such
Exhibit 9-8

policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of such policy and shall use its best efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser.
          Subsection 11.12 Fidelity Bond; Errors and Omissions Insurance.
          The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage with responsible companies on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans in handling funds, money, documents and papers relating to the Mortgage Loan. The Fidelity Bond and errors and omissions insurance shall be in the form of a mortgage banker’s blanket bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such Fidelity Bond shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.12 requiring the Fidelity Bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Guidelines or by FHLMC in the FHLMC Sellers’ and Servicers’ Guide. Upon request of the Purchaser, the Servicer shall cause to be delivered to the Purchaser a certified true copy of the Fidelity Bond and insurance policy and shall use its best efforts to obtain a statement from the surety and the insurer that such Fidelity Bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Purchaser. The Servicer shall notify the Purchaser within five (5) business days of receipt of notice that such Fidelity Bond or insurance policy will be, or has been, materially modified or terminated. Upon request by the Purchaser, the Servicer shall provide the Purchaser with an insurance certificate certifying coverage under this Subsection 11.12, and will provide an update to such certificate upon request, or upon renewal or material modification of coverage.
          Subsection 11.13 Title, Management and Disposition of REO Property.
          In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Servicer for the benefit of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from an attorney duly licensed to practice law in the state where the REO Property is located. Any Person or Persons holding such
Exhibit 9-9

title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.
          The Servicer shall either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as required by the circumstances. The Servicer shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Servicing File and copies thereof shall be forwarded by the Servicer to the Purchaser within five (5) Business Days of the Purchaser’s request therefor. The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Purchaser. With respect to each REO Property, the Servicer shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall establish and maintain a REO Account for the REO Properties in the form of a non-interest bearing demand account which shall be an Eligible Account, unless an Opinion of Counsel is obtained by the Servicer to the effect that the classification as a grantor trust for federal income tax purposes of the arrangement under which the Mortgage Loans and the REO Properties is held will not be adversely affected by holding such funds in another manner. The Servicer shall deposit or cause to be deposited, on a daily basis in the REO Account all revenues received with respect to the REO Properties and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Properties, including (i) the cost of maintaining any hazard insurance pursuant to Subsection 11.10 hereof and (ii) either (A) the fees of any managing agent acting on behalf of the Servicer or (B) in the event that the Servicer is managing the REO Property, then the related Servicing Fee. The Servicer shall not be entitled to retain interest paid or other earnings, if any, on funds deposited in the REO Account. On or before each Determination Date, the Servicer shall withdraw from the REO Account and deposit into the Custodial Account the net income from the REO Properties on deposit in the REO Account.
          The Servicer shall furnish to the Purchaser on each Remittance Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operation statement shall be accompanied by such other information as the Purchaser shall reasonably request.
          The Servicer shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one (1) year after title to such REO Property has been obtained, unless the Servicer determines, and gives an appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one (1) year is permitted under this Agreement and is necessary to sell any REO Property, the Servicer shall report monthly to the Purchaser as to the progress being made in selling such REO Property. No REO Property shall be marketed for less than the appraised value without the prior consent of the Purchaser. No REO Property shall be sold for less than ninety five percent (95%) of its appraised value without the prior consent of the Purchaser.
Exhibit 9-10

          Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Purchaser. If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances, Monthly Advances or Servicing Fees with respect to the REO Property or the related Mortgage Loan, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances, Monthly Advances and Servicing Fees from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Servicer as provided above, shall be deposited in the REO Account and shall be transferred to the Custodial Account on the Determination Date in the month following receipt thereof for distribution on the succeeding Remittance Date in accordance with Subsection 11.17.
          Notwithstanding anything to the contrary contained herein, the Purchaser may, at the Purchaser’s sole option, terminate the Servicer as servicer of any such REO Property without payment of any termination fee with respect thereto, provided that the Servicer shall on the date said termination takes effect be reimbursed by withdrawal from the Custodial Account for any unreimbursed Monthly Advances of the Servicer’s funds made pursuant to Subsection 11.17 and any unreimbursed Servicing Advances in each case relating to the Mortgage Loan underlying such REO Property notwithstanding anything to the contrary set forth in Subsection 11.05. In the event of any such termination, the provisions of Section 16 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Purchaser or its designee.
          Subsection 11.14 Notification of Adjustments.
          With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related Interest Adjustment Date and shall adjust the Monthly Payment on the related Payment Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index is selected for determining the Mortgage Interest Rate because the original Index is no longer available, the same index will be used with respect to each Mortgage Note which requires a new index to be selected, provided that such selection does not conflict with the terms of the related Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Monthly Payment adjustments. The Servicer shall promptly upon written request thereof, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer, or the Purchaser that the Servicer has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused the Purchaser thereby without reimbursement therefor.
          Subsection 11.15 MERS Registration.
          The Servicer is authorized and empowered by the Purchaser, in its own name, when the Servicer believes it appropriate in its best judgement to register any Mortgage Loan on
Exhibit 9-11

the MERS System, or, with the prior written consent of the Purchaser, cause the removal from the registration of any Mortgage Loan on the MERS System, to execute and deliver, on behalf of the Purchaser any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Purchaser and its successors and assigns.
          Subsection 11.16 Notification of Maturity Date.
          With respect to each Balloon Mortgage Loan, the Servicer shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date and final balloon payment.
          Subsection 11.17 Distributions.
          On each Remittance Date, the Servicer shall distribute to the Purchaser (i) all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05, plus (ii) all Monthly Advances, if any, which the Servicer is obligated to distribute pursuant to Subsection 11.19, minus (iii) any amounts attributable to Principal Prepayments received after the related Principal Prepayment Period, and (iv) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the preceding Determination Date. It is understood that, by operation of Subsection 11.04, the remittance on the first Remittance Date following the related Closing Date is to include principal collected after the related Cut-off Date through the preceding Determination Date plus interest, adjusted to the Mortgage Loan Remittance Rate collected through such Determination Date exclusive of any portion thereof allocable to the period prior to the related Cut-off Date, with the adjustments specified in (ii), (iii) and (iv) above.
          With respect to any remittance received by the Purchaser after the Business Day on which such payment was due, the Servicer shall pay to the Purchaser interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time at its principal office by The Chase Manhattan Bank, New York, New York, as its prime lending rate, adjusted as of the date of each change, plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.
          Subsection 11.18 Statements to the Purchaser.
          Not later than the fifth (5th) Business Day of each month, the Servicer will furnish to the Purchaser by any electronic medium the information set forth in Wells Fargo Forms 300 and 301, attached hereto as Exhibit 13-1 and Exhibit 13-2, respectively (or such other
Exhibit 9-12

information as the Purchaser may reasonably request), provided that such information shall be in a form acceptable to the Purchaser.
          In addition, not more than sixty (60) days after the end of each calendar year, the Servicer will furnish to the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.
          The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as the Purchaser may reasonably request from time to time.
          Subsection 11.19 Monthly Advances by the Servicer.
          Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall deposit in the Custodial Account an amount equal to all payments not previously advanced by the Servicer, whether or not deferred pursuant to Subsection 11.01, of principal (due after the Cut-off Date) and interest not allocable to the period prior to the Cut-off Date, adjusted to the Mortgage Loan Remittance Rate, which were due on a Mortgage Loan and delinquent at the close of business on the related Determination Date; provided, however, that (i) with respect to a delinquent Balloon Payment, the Servicer shall be obligated to make advances under this Subsection 11.19 in an amount equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for the such Balloon Mortgage Loan and (ii) with respect to an Interest Only Mortgage Loan, the Servicer shall be obligated to make advances under this Subsection 11.19 in an amount equal to, for the interest only period of the term of such Mortgage Loan, scheduled payments of interest thereon, and thereafter, scheduled payments of principal and interest thereon.
          The Servicer’s obligation to make such advances as to any Mortgage Loan will continue through the earliest of: (i) the last Monthly Payment due prior to the payment in full of the Mortgage Loan, (ii) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan, and (iii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property; provided, however, that in connection with any Pass-Through transfer involving such Mortgage Loan, the Servicer shall make Monthly Advances through the Remittance Date prior to the date on which cash is received in connection with the liquidation of REO Property. In no event shall the Servicer be obligated to make an advance under this Section 5.03 if at the time of such advance it deems such advance to be a Nonrecoverable Advance. In connection with a Pass-Through Transfer, if the Servicer determines that an advance is or would be a Nonrecoverable Advance, the Servicer shall deliver to the Purchaser an Officer’s Certificate of the Servicer to the effect that a Servicing Officer has reviewed the related Mortgage File and
Exhibit 9-13

has made the reasonable determination that any previous and any additional advances would be Nonrecoverable Advances. Furthermore, the Servicer shall not be required to advance Relief Act Shortfalls.
          Subsection 11.20 Real Estate Owned Reports.
          Together with the statement furnished pursuant to Subsection 11.18, with respect to any REO Property, the Servicer shall furnish to the Purchaser on request a statement covering the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with an operating statement free of cost. Such statement shall be accompanied by such additional information as the Purchaser shall reasonably request. The cost of producing such additional information shall be borne by the Purchaser.
          Subsection 11.21 Liquidation Reports.
          Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Servicer shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property which report may be included with any other reports prepared by Servicer and delivered to Purchaser pursuant to the terms and conditions of this Agreement and shall be substantially in the form of and contain such information as is set forth in Exhibit 14 attached hereto or other mutually agreeable format.
          Subsection 11.22 Assumption Agreements.
          The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause to the extent permitted by law; provided, however, that the Servicer shall not exercise any such rights if prohibited by law or the terms of the Mortgage Note from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy or LPMI Policy, if any. If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer will enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Subsection 11.22, the Servicer, with the prior written consent of the primary mortgage insurer, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.
          In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures that are consistent with Accepted
Exhibit 9-14

Servicing Practices. With respect to an assumption or substitution of liability, the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan and the outstanding principal amount of the Mortgage Loan shall not be changed. The Servicer shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser or its designee the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement in excess of 1.0% of the unpaid principal balance of the Mortgage Loan shall be deposited in the Custodial Account pursuant to Subsection 11.04.
          Notwithstanding the foregoing paragraphs of this Section or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Subsection 11.22, the term “assumption” is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.
          Subsection 11.23 Satisfaction of Mortgages and Release of Mortgage Files.
          Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Purchaser by a certification, which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Subsection 11.04 have been or will be so deposited, of a Servicing Officer and shall request delivery to it of the portion of the Mortgage File held by the Purchaser. Upon receipt of such certification and request, the Purchaser or its designee shall within five (5) Business Days release the related Mortgage Loan Documents to the Servicer and the Servicer shall prepare and process any satisfaction or release. With respect to any MERS Mortgage Loan, the Servicer is authorized to cause the removal from the registration on the MERS System of such Mortgage and to execute and deliver, on behalf of the Purchaser, any and all instruments of satisfaction or cancellation or of partial or full release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account.
          In the event the Servicer satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Servicer, upon written demand, shall immediately remit to the Purchaser the then unpaid principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Servicer shall maintain the Fidelity Bond insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.
          From time to time and as appropriate for the servicing or foreclosure of the Mortgage Loan, including for the purpose of collection under any Primary Mortgage Insurance
Exhibit 9-15

Policy or LPMI Policy, the Purchaser shall, upon request of the Servicer and delivery to the Purchaser or Purchaser’s designee of a servicing receipt signed by a Servicing Officer, release or cause to be released the portion of the Mortgage File held by the Purchaser or its designee to the Servicer. Such servicing receipt shall obligate the Servicer to return the related Mortgage documents to the Purchaser or its designee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser or its designee to the Servicer.
          Subsection 11.24 Servicing Compensation.
          As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amounts provided for as the Servicer’s Servicing Fee. Additional servicing compensation in the form of assumption fees, as provided in Subsection 11.22, prepayment penalties and late payment charges or otherwise shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for herein.
          Subsection 11.25 Annual Statement as to Compliance.
          The Servicer will deliver to the Purchaser on or before March 15th of each year, beginning with March 15, 2005, an Officers’ Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. Copies of such statement shall be provided by the Servicer to the Purchaser upon request.
          Subsection 11.26 Annual Independent Certified Public Accountants’ Servicing Report.
          On or before March 15th of each year beginning March 15, 2005, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Purchaser to the effect that such firm has examined certain documents and records relating to the Servicer’s
Exhibit 9-16

servicing of mortgage loans of the same type as the Mortgage Loans pursuant to servicing agreements substantially similar to this Agreement, which agreements may include this Agreement, and that, on the basis of such an examination, conducted substantially in accordance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that the Servicer’s servicing has been conducted in compliance with the agreements examined pursuant to this Subsection 11.26, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement. Copies of such statement shall be provided by the Servicer to the Purchaser upon request.
          Subsection 11.27 Purchaser’s Right to Examine Servicer Records.
          The Purchaser shall have the right to examine and audit upon reasonable notice to the Servicer, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, documentation or other information of the Servicer, or held by another for the Servicer or on its behalf or otherwise, which relates to the performance or observance by the Servicer of the terms, covenants or conditions of this Agreement.
          The Servicer shall provide to the Purchaser and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Purchaser, including but not limited to OTS, FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Servicer which may be required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours and at the offices of the Servicer, and in accordance with the federal government, FDIC, OTS, or any other similar regulations.
          Subsection 11.28 Servicer Shall Provide Information as Reasonably Required.
          The Servicer shall furnish to the Purchaser during the term of this Agreement, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to the Purchaser, or otherwise in respect to the Mortgage Loans and the performance of the Servicer under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Purchaser all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Purchaser may reasonably request in relation to this Agreement or the performance of the Servicer under this Agreement. The Servicer agrees to execute and deliver all such instruments and take all such action as the Purchaser, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.
          Subsection 11.29 Compliance with REMIC Provisions.
          If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Properties are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of
Exhibit 9-17

the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.
Exhibit 9-18

EXHIBIT 10
SELLER’S UNDERWRITING GUIDELINES
(Attached)
Exhibit 10-1

EXHIBIT 11
FORM OF ANNUAL CERTIFICATION
          I, [NAME OF CERTIFYING INDIVIDUAL], a duly elected and acting officer of Countrywide Home Loans Servicing, LP (the “Servicer”), hereby certify, pursuant to Section 12 of that certain Mortgage Loan Purchase and Servicing Agreement, dated as of March 1, 2004 (the “Agreement”), by and among DLJ Mortgage Capital, Inc. (the “Purchaser”), Countrywide Home Loans, Inc. and the Servicer, to [ENTITY EXECUTING THE CERTIFICATION REQUIRED PURSUANT TO SECTION 3.02 OF THE SARBANES-OXLEY ACT OF 2002] (the “Beneficiary”) with respect to the calendar year immediately preceding the date of this Certificate, as follows:
1.	I have reviewed the annual statement of compliance (“Annual Statement of Compliance”) prepared by Servicer, and the annual independent public accountant’s servicing report made in accordance with the Uniform Single Attestation Program for Mortgage Bankers (“Annual Independent Public Accountant’s Servicing Report”), which have been furnished to the Beneficiary pursuant to the Agreement and any subsequent servicing agreement related thereto or to the Mortgage Loans (collectively, the “Servicing Agreement”);

2.	Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all final servicing reports prepared by Servicer and delivered to the Beneficiary pursuant to the Servicing Agreement relating to the servicing of the Mortgage Loans, taken as a whole, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by such statements or reports;

3.	Based on my knowledge, the servicing information required to be provided to the Beneficiary by the Servicer under the Servicing Agreement has been provided to the Beneficiary;

4.	I am responsible for reviewing the activities performed by the Servicer under the Servicing Agreement and based upon the review required by the Servicing Agreement, and except as disclosed in the Annual Statement of Compliance and the Annual Independent Public Accountant’s Servicing Report submitted to the Beneficiary, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance, fulfilled its obligations under the Servicing Agreement; and

5.	I have disclosed to the Beneficiary’s certified public accountants all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Servicing Agreement.
Exhibit 11-1

[SERVICER]

By:

Name:

Title:

Date:

Exhibit 11-2

EXHIBIT 12
FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated                                                             , among                                                             , a                                                                corporation (“Assignor”),                                                             , a                                                              corporation (“Assignee”) and Countrywide Home Loans Servicing LP, a limited partnership organized under the laws of the State of Texas (“Company”):
For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
          1. The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as Purchaser, in, to and under (i) that certain Mortgage Loan Purchase and Servicing Agreement (the “Purchase and Servicing Agreement”), dated as of ___, 200_, by and among [Purchaser] (“Purchaser”), Countrywide Home Loans, Inc. and the Company, and (ii) the Mortgage Loans.
          2. The Assignor warrants and represents to, and covenants with, the Assignee that:
     a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;
     b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Purchase and Servicing Agreement or the Mortgage Loans;
     c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Purchase and Servicing Agreement, or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Purchase and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, or defaults under, the Purchase and Servicing Agreement, or the Mortgage Loans; and
     d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any
Exhibit 12-1

interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “1933 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.
          3. The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:
     a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Purchase and Servicing Agreement, and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as Purchaser thereunder;
     b. The Assignee understands that the Mortgage Loans have not been registered under the 1933 Act or the securities laws of any state;
     c. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;
     d. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge of financial and business matters that it is capable of evaluating the merits and the risks of investment in the Mortgage Loans;
     e. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company; and
     f. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the 1933 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans.
          4. The Company warrants and represents to, and covenants with, the Assignor and the Assignee as of the date hereof that:
Exhibit 12-2

     a. The Company has serviced the Mortgage Loans in accordance with the terms of the Purchase and Servicing Agreement, provided accurate statements pursuant to Section 11.18 thereof and otherwise complied with all covenants and obligations thereunder;
     b. The Company has taken no action, or omitted to take any required action the omission of, which would have the effect of impairing any mortgage insurance or guarantee on the Mortgage Loans; and
     c. The Company represents and warrants that as of the date hereof, the representations and warranties set forth in Section 7.03 of the Purchase Agreement are true and correct as if such representations and warranties were set forth herein in full. The Assignee shall be entitled to all of the rights and benefits provided under the Purchase and Servicing Agreement in the event that any such representation and warranty is not true and correct as of the date hereof.
          5. From and after the date hereof, the Company shall recognize the Assignee as owner of the Mortgage Loans and will service the Mortgage Loans for the Assignee pursuant to the Purchase and Servicing Agreement, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Company and the Assignee that this Assignment, Assumption and Recognition Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.
Distributions shall be made by wire transfer of immediately available funds to                                                             for the account of                                                              account number                                                                                 . Applicable statements should be mailed to                                                                                 .
Exhibit 12-3

IN WITNESS WHEREOF, the parties have caused this Assignment, Assumption and Recognition Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee

By:	By:

Its:	Its:

Taxpayer Identification No.	Taxpayer Identification No.

Company

By:	, its general partner.

By:

Its:

Taxpayer Identification No.

Exhibit 12-4

EXHIBIT 13-1
FORM OF MONTHLY REMITTANCE ADVICE (WELLS FORM 300)
Exhibit 13-1

EXHIBIT 13-2
FORM OF MONTHLY REMITTANCE ADVICE (WELLS FORM 301)
Exhibit 13-2-1

EXHIBIT 14
FORM OF LIQUIDATION REPORT
WELLS FARGO BANK, N.A.
Form 332

Calculation of Realized Loss
Purpose
To provide the Servicer with a form for the calculation of any Realized Loss (or gain) as a result of a Mortgage Loan having been foreclosed and Liquidated.
Distribution
The Servicer will prepare the form in duplicate and send the original together with evidence of conveyance of title and appropriate supporting documentation to the Master Servicer with the Monthly Accounting Reports which supports the Mortgage Loan’s removal from the Mortgage Loan Activity Report. The Servicer will retain the duplicate for its own records.
Due Date
With respect to any liquidated Mortgage Loan, the form will be submitted to the Master Servicer no later than the date on which statements are due to the Master Servicer under Section 4.02 of this Agreement (the “Statement Date”) in the month following receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan; provided, that if such Statement Date is not at least 30 days after receipt of final liquidation proceeds and supporting documentation relating to such liquidated Mortgage Loan, then the form will be submitted on the first Statement Date occurring after the 30th day following receipt of final liquidation proceeds and supporting documentation.
Preparation Instructions
The numbers on the form correspond with the numbers listed below.
1.	The actual Unpaid Principal Balance of the Mortgage Loan.

2.	The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed.

3-7.	Complete as necessary. All line entries must be supported by copies of appropriate statements, vouchers, receipts, canceled checks, etc., to document the expense. Entries not properly documented will not be reimbursed to the Servicer.

8.	Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis.

10.	The total of lines 1 through 9.
Credits
11-17.	Complete as necessary. All line entries must be supported by copies of the appropriate claims forms, statements, payment checks, etc. to document the credit. If the Mortgage Loan is subject to a Bankruptcy Deficiency, the difference between the Unpaid Principal Balance of the Note prior to the Bankruptcy Deficiency and the Unpaid Principal Balance as reduced by the Bankruptcy Deficiency should be input on line 16.

18.	The total of lines 11 through 17.
Exhibit 14-1

Total Realized Loss (or Amount of Any Gain)
19. The total derived from subtracting line 18 from 10. If the amount represents a realized gain, show the amount in parenthesis ( ).
Exhibit 14-2

WELLS FARGO BANK, N.A. CALCULATION OF REALIZED LOSS
WELLS FARGO BANK, N.A. Trust:

Prepared by:	Date:

Phone:

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N. A.
Loan No.

Borrower’s Name:

Property
Address:

Liquidation and Acquisition Expenses:
Actual Unpaid Principal Balance of Mortgage Loan		$(1)

Interest accrued at Net Rate		(2)

Attorney’s Fees		(3)

Taxes		(4)

Property Maintenance		(5)

MI/Hazard Insurance Premiums		(6)

Hazard Loss Expenses		(7)

Accrued Servicing Fees		(8)

Other (itemize)		(9)

	$

Total Expenses		$(10)

Credits:
Escrow Balance		$(11)

HIP Refund		(12)

Rental Receipts		(13)

Hazard Loss Proceeds		(14)

Primary Mortgage Insurance Proceeds		(15)

Proceeds from Sale of Acquired Property		(16)

Other (itemize)		(17)

Total Credits		$(18)

Total Realized Loss (or Amount of Gain)		$(19)

Exhibit 14 -3

COUNTRYWIDE-SEQUOLA TO TRUSTEE:DLJ
ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT
For
Mortgage Loan Purchase and Servicing Agreement
     THIS ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT, dated as of February 1, 2006 (the “Assignment”), is entered into among Sequoia Residential Funding, Inc. (the “Assignor”), Countrywide Home Loans, Inc., as the seller (the “Seller”), Countrywide Home Loans Servicing L.P., as the servicer (“Servicer”), and U.S. Bank National Association (“U.S. Bank”) as Trustee under a Pooling and Servicing Agreement dated as of January 1, 2006 (the “Pooling and Servicing Agreement”), among the Assignor, as Depositor, U.S. Bank (in such Trustee capacity, the “Assignee”) and Wells Fargo Bank, N. A., as Master Servicer (the “Master Servicer”) and Trust Administrator.
          SECTION 35. RECITALS
WHEREAS, DLJ Mortgage Capital, Inc. (“DLJ”), Seller and Servicer have entered into a certain Mortgage Loan Purchase and Servicing Agreement dated as of March 1, 20 (the “Mortgage Loan Purchase and Servicing Agreement”) and pursuant to the Purchase Price and Terms Letters(s) issued under the Mortgage Loan Purchase and Servicing Agreement and listed in Appendix A hereto (the “Purchase Price and Terms Letter(s),” together with the Purchase and Servicing Agreement, the “Agreements”) DLJ acquired from the Seller certain Mortgage Loans (the “Mortgage Loans”) and Servicer agreed to service such Mortgage Loans; and
WHEREAS, DLJ has previously sold, assigned and transferred to RWT all of its right, title and interest in certain of the Mortgage Loans (the “Specified Mortgage Loans”) which are listed on the mortgage loan schedule attached as Exhibit I hereto (the “Specified Mortgage Loan Schedule”) and its rights under the Agreements with respect to the Specified Mortgage Loans; and
     WHEREAS, RWT has previously sold, assigned and transferred all of its right, title and interest in the Specified Mortgage Loans and certain rights under the Agreements with respect to the Specified Mortgage Loans to the Assignor; and

COUNTRYWIDE-SEQUOLA TO TRUSTEE:DLJ
     WHEREAS, the parties hereto have agreed that the Specified Mortgage Loans shall be subject to the terms of this Assignment.
     NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

     1. Assignment and Assumption.
               (a) Effective on and as of the date hereof, the Assignor hereby pledges, assigns and transfers to the Assignee all of its right, title and interest in the Specified Mortgage Loans and all of its rights (but none of the Purchaser’s, as defined in the Purchase and Servicing Agreement, obligations) provided under the Agreements to the extent relating to the Specified Mortgage Loans, the Assignee hereby accepts such assignment from the Assignor, and the Seller and the Servicer hereby acknowledge such assignment and assumption.
               (b) Effective on and as of the date hereof, the Assignor represents and warrants to the Assignee that the Assignor has not taken any action that would serve to impair or encumber the Assignee’s interest in the Specified Mortgage Loans since the date of the Assignor’s acquisition of the Specified Mortgage Loans.
     2. Recognition of the Assignee.
From and after the date hereof, subject to Section 3 below, the Seller and the Servicer shall recognize the Assignee as the holder of the rights and benefits of the Purchaser, as defined in the Purchase and Servicing Agreement, with respect to the Specified Mortgage Loans and the Servicer will service the Specified Mortgage Loans for the Assignee as if the Assignee and the Servicer had entered into a separate servicing agreement for the servicing of the Specified Mortgage Loans in the form of the Agreements (as amended hereby) with the Assignee as the Purchaser thereunder, the terms of which Agreements are incorporated herein by reference and amended hereby. It is the intention of the parties hereto that this Assignment will be a separate and distinct agreement, and the entire agreement, between the parties hereto to the extent of the Specified Mortgage Loans and shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto.
     3. Amendment to the Agreements.
The Agreements are hereby amended as set forth in Appendix B and Appendix C hereto with respect to the Specified Mortgage Loans.
     4. Representations and Warranties.
          (a) The Assignee represents and warrants that it is a sophisticated investor able to evaluate the risks and merits of the transactions contemplated hereby, and that it has not relied in connection therewith upon any statements or representations of the Seller or the Assignor other than those contained in the Agreements or this Assignment.
          (b) Each of the parties hereto represents and warrants that it is duly and legally authorized to enter into this Assignment.
     (c) Each of the parties hereto represents and warrants that this Assignment has been duly authorized, executed and delivered by it and (assuming due authorization, execution and delivery thereof by each of the other parties hereto) constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     5. Continuing Effect.
Except as contemplated hereby, the Agreements shall remain in full force and effect in accordance with their terms. This Assignment constitutes a Reconstitution Agreement as contemplated in Section 12 of the Mortgage Loan Purchase and Servicing Agreement and the Reconstitution Date shall be the date hereof with respect to the Specified Mortgage Loans listed on Exhibit I on the date hereof.
     6. Governing Law.
This Assignment and the rights and obligations hereunder shall be governed by and construed in accordance with the internal laws of the State of New York.
     7. Notices.
Any notices or other communications permitted or required under the Agreements to be made to the Assignor and Assignee shall be made in accordance with the terms of the Agreements and shall be sent to the Assignor and Assignee as follows:
Sequoia Residential Funding, Inc.
One Belvedere Place, Suite 330
Mill Valley, CA 94941
U.S. Bank National Association
Corporate Trust Services — EP-MN-WS3D
60 Livingston Avenue
St. Paul, Minnesota 55107-2292
or to such other address as may hereafter be furnished by the Assignor or Assignee to the other parties in accordance with the provisions of the Agreements.
     8. Counterparts.
This Assignment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.
     9. Definitions.
Any capitalized term used but not defined in this Assignment has the same meaning as in the Agreements.

          10. Master Servicer.
The Seller and the Servicer hereby acknowledge that the Assignee has appointed Wells Fargo Bank, N. A. to act as Master Servicer under the Pooling and Servicing Agreement and hereby agree to treat all inquiries, instructions, authorizations and other communications from the Master Servicer as if the same had been received from the Assignee. The Master Servicer, acting on behalf of the Assignee, shall have the rights of the Assignee as the Purchaser as defined in and granted under the Agreements to enforce the obligations of the Servicer thereunder.
          11. Pooling and Servicing Agreement.
Each of the parties hereto hereby acknowledges that as of the date hereof the Specified Mortgage Loans will be securitized under the Pooling and Servicing Agreement which is attached hereto as Exhibit II.
          12. Waiver.
The Assignor hereby waives its rights to indemnification under Section 6.01 of the Purchase and Servicing Agreement for failure of the Seller or Servicer to perform its obligations in accordance with Section 3 of this Assignment. Notwithstanding the foregoing, the Seller or Servicer, as applicable, shall continue to indemnify and hold harmless the Assignor and the Assignee, against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that the Assignor and the Assignee may sustain in any way related to any material misstatement or omission, gross negligence, bad faith or willful misconduct of the Seller or Servicer, as applicable, in connection with complying with Section 3 of this Assignment.
          13. Indemnification.
Notwithstanding anything to the contrary, the Assignor shall indemnify the Seller and the Servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Seller and Servicer may sustain in any way related to (a) actions or inactions of the Seller or the Servicer which were taken or omitted upon the instruction or direction of the Assignor and/or Assignee, or (b) the failure of the Assignor or Assignee to perform its obligations under this Assignment and the Agreement.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment the day and year first above written.

ASSIGNOR:

SEQUOIA RESIDENTIAL FUNDING, INC.

/s/ SEQUOIA RESIDENTIAL FUNDING, INC.
By:

Name:

Title:

ASSIGNEE:

U.S. BANK NATIONAL ASSOCIATION

/s/ U.S. BANK NATIONAL ASSOCIATION
By:

Name:

Title:

SELLER:

COUNTRYWIDE HOME LOANS, INC.

/s/ COUNTRYWIDE HOME LOANS, INC.
By:

Name:

Title:

SERVICER:

COUNTRYWIDE HOME LOANS
SERVICING, L.P.

/s/ COUNTRYWIDE HOME LOANS
SERVICING, L.P.
By:

Name:

Title:

EXHIBIT I

EXHIBIT II

APPENDIX A

Purchase Price and Terms Letter(s)
Dates

APPENDIX B
[Reg AB Addendum Provisions to be added as well as any other deal specific provisions requested by the parties......]
1. The following definition is revised to read as follows:
     “Servicing Fee Rate: With respect to any Mortgage Loan, in the case of a mortgage loan that has not reached its first adjustment date, 0.25% annually or (2) in the case of a mortgage loan that has reached its first adjustment date, 0.375% annually.”
     2. Section 7.02 is hereby revised to delete the “and” at the end of Section 7.02(lvi), deleting the period at the end of Section 7.02(lvii) and replacing it with a “;” and adding the following representations and warranties to the end of such section:
     “(lviii) No Mortgage Loan which is secured by property located in the State of New Mexico is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act, which became effective January 1, 2004;
     (lix) No Mortgage Loan which is secured by property located in the State of Kentucky is a “High-Cost Home Loan” as defined in the Kentucky House Bill 287, which became effective June 24, 2003;
     (lx) No Mortgage Loan which is secured by property located in the Commonwealth of Massachusetts is a “High Cost Home Loan” as defined in Part 40 and Part 32, 209 C.M.R. §§ 32.00 et seq. and 209 C.M.R. §§ 40.01 et seq., which became effective March 22, 2001 and amended from time to time; and
     (lxi) No Mortgage Loan that is secured by property located in the State of Illinois is a “High-Risk Home Loan” as defined in the Illinois High Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.); and none of the Mortgage Loans that are secured by property located in the State of Illinois are in violation of the provisions of the Illinois Interest Act (815 Ill. Comp. Stat. 205/1 et. seq.).
     3. The first sentence of the second full paragraph of SubSection 11.19 is hereby deleted in its entirety and replaced by the following:
     “The Servicer’s obligation to make such advances as to any Mortgage Loan will continue through the earliest of: (i) the last Monthly Payment due prior to the payment in full of the Mortgage Loan, (ii) the Remittance Date prior to the Remittance Date for the distribution of any Liquidation Proceeds, Other Insurance Proceeds or Condemnation Proceeds which, in the case of Other Insurance Proceeds and Condemnation Proceeds, satisfy in full the indebtedness of such Mortgage Loan, and (iii) the Remittance Date prior to the date the Mortgage Loan is converted to REO Property; provided, however, that in connection with any Pass-Through transfer involving such Mortgage Loan, the Servicer shall make Monthly Advances through the Remittance Date following the date on which cash is received in connection with the liquidation of REO Property.”

APPENDIX C
[Reg AB Addendum Provisions]
1.	The following definition is revised to read as follows:
“Reconstitution Agreements: The agreement or agreements entered into by the Servicer and the Purchaser and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Specified Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as set forth in Section 12 of the Mortgage Loan Purchase and Servicing Agreement. Such agreement or agreements shall prescribe the rights and obligations of the Servicer in servicing the related Specified Mortgage Loans.”
2.	The Agreements are revised to include the following definitions:
“Commission: The United States Securities and Exchange Commission.
Company Information: As defined in Subsection 35.07(a)(i)(A).
Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.
Exchange Act: The Securities Exchange Act of 1934, as amended.
Master Servicer: With respect to a Securitization Transaction, the “master servicer”, if any, identified by the Purchaser and identified in related transaction documents.
Qualified Correspondent: Any Person from which the Seller purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were either (x) originated pursuant to an agreement between the Seller and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Seller, in accordance with underwriting guidelines designated by the Seller (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines or (y) individually re-underwritten by the Seller to the Designated Guidelines at the time such Mortgage Loans were acquired by the Seller; (ii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Seller in origination of mortgage loans of the same type as the Mortgage Loans for the Seller’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Seller on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Seller; and (iii) the Seller employed, at the time such Mortgage Loans were acquired by the Seller, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that either Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Seller or the Mortgage Loans purchased by the Seller substantially complied with the Designated Guidelines.
Reconstitution: Any Securitization Transaction or Whole Loan Transfer.
Regulation AB: Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.
Securities Act: The Securities Act of 1933, as amended.
Securitization Transaction. Any transaction subject to Regulation AB involving either (1) a sale or other transfer of some or all of the Specified Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered, rated mortgage-backed securities or (2) an issuance of publicly offered, rated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Specified Mortgage Loans.
Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.
Static Pool Information: Static pool information as described in Item 1105(a)(1)-(3) and 1105(c) of Regulation AB.
Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Specified Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Specified Mortgage Loans under the direction or authority of the Servicer or a Subservicer.
Subservicer: Any Person that services Specified Mortgage Loans on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.
Third-Party Originator: Each Person, other than a Qualified Correspondent, that originated Specified Mortgage Loans acquired by the Seller.”
3.	The Agreements are further revised to include the following new Section 35:
“SECTION 35.      Compliance With Regulation AB.

     Subsection 35.01. Intent of the Parties; Reasonableness.
     The Assignee, the Seller and the Servicer acknowledge and agree that the purpose of Section 35 of this Agreement is to facilitate compliance by the Assignee and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Neither the Assignee nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder. The Seller and the Servicer acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff or otherwise or reasonable advice of counsel acceptable to the Assignee and the Seller and the Servicer agree to negotiate in good faith with the Assignee or any Depositor with regard to any reasonable requests for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Seller and the Servicer shall cooperate fully with the Assignee to deliver to the Assignee (including any of its assignees or designees) and any Depositor, any and all statements, reports, certifications, records and any other information necessary to permit the Assignee or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Seller, the Servicer, any Subservicer, any Third-Party Originator and the Specified Mortgage Loans, or the servicing of the Specified Mortgage Loans, necessary in order to effect such compliance.
     The Assignee agrees that it will cooperate with the Seller and Servicer and provide sufficient and timely notice of any information requirements pertaining to a Securitization Transaction. The Assignee will make all reasonable efforts to limit requests for information, reports or any other materials to items required for compliance with Regulation AB, and shall not request information which is not required for such compliance.
     Subsection 35.02. Additional Representations and Warranties of the Seller and the Servicer.
     (a) Each of the Seller and Servicer shall be deemed to represent to the Purchaser and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Subsection 35.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i) the Seller and the Servicer are not aware and have not received notice that any default, early amortization or other performance triggering event has occurred as to any other securitization due to any act or failure to act of the Seller or Servicer; (ii) the Servicer has not been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Servicer has been disclosed or reported by the Servicer; (iv) no material changes to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Specified Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization

Transaction; (v) there are no aspects of the Servicer’s financial condition that could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement; (vi) there are no material legal or governmental proceedings pending (or known to be contemplated) against the Seller, the Servicer, any Subservicer or any Third-Party Originator; and (vii) there are no affiliations, relationships or transactions relating to the Seller, the Servicer, any Subservicer or any Third-Party Originator with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB.
     (b) If so requested by the Assignee or any Depositor on any date following the date on which information is first provided to the Assignee or any Depositor under Subsection 35.03, each of the Seller and the Servicer shall, use its reasonable best efforts to within five (5) Business Days, but in no event later than ten (10) Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.
     Subsection 35.03. Information to Be Provided by the Seller and the Servicer.
     In connection with any Securitization Transaction the Seller and the Servicer, as applicable, shall (i) use its reasonable best efforts to within five (5) Business Days, but in no event later than ten (10) Business Days, following request by the Assignee or any Depositor, provide to the Assignee and such Depositor (or, as applicable, cause each Third-Party Originator and each Subservicer to provide), in writing reasonably required for compliance with Regulation AB, the information and materials specified in paragraphs (a), (b), (c) and (f) of this Subsection 35.03, and (ii) as promptly as practicable following notice to or discovery by the Seller or Servicer, provide to the Assignee and any Depositor (as required under Regulation AB) the information specified in paragraph (d) of this Subsection 35.03.
     (a) If so requested by the Assignee or any Depositor, the Seller shall provide such information regarding (i) the Seller, as originator of the Specified Mortgage Loans (including as an acquirer of Specified Mortgage Loans from a Qualified Correspondent, if applicable), or (ii) as applicable, each Third-Party Originator, and (iii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(1), 1105 (subject to paragraph (b) below), 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:
     (A) the originator’s form of organization;
     (B) to the extent material, a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Specified Mortgage Loans; if material, information regarding the size and composition of the originator’s origination portfolio; and information that may be material, to an analysis of the performance of the Specified Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Specified Mortgage Loans and such other information as the Assignee or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;
     (C) a description of any material legal or governmental proceedings pending (or known to be contemplated by a governmental authority) against the Seller, each Third-Party Originator, as applicable, and each Subservicer; and
     (D) a description of any affiliation or relationship between the Seller, each Third-Party Originator, if applicable, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Seller by the Assignee or any Depositor in writing within in ten days in advance of such Securitization Transaction:
(1)	the sponsor;

(2)	the depositor;

(3)	the issuing entity;

(4)	any servicer;

(5)	any trustee;

(6)	any originator;

(7)	any significant obligor;

(8)	any enhancement or support provider; and

(9)	any other material transaction party.
     (b) If so requested by the Assignee or any Depositor and as Required under Regulation AB, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide) Static Pool Information with respect to the mortgage loans (of a similar type as the Specified Mortgage Loans, as reasonably identified by the Assignee as provided below) originated by (i) the Seller, if the Seller is an originator of Specified Mortgage Loans (including as an acquirer of Specified Mortgage Loans from a Qualified Correspondent, if applicable), and/or (ii) as applicable, each Third-Party Originator. Such Static Pool Information shall be prepared by the Seller (or, if applicable, the Third-Party Originator) on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. To the extent that there is reasonably available to the Seller (or Third-Party Originator, as applicable) Static Pool Information with respect to more than one mortgage loan type, the Assignee or any Depositor shall be entitled to specify whether some or all of such information shall be provided pursuant to this paragraph. The content of such Static Pool Information may be in the form customarily provided by the Seller, and need not be customized for the Assignee or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format.

     If so requested by the Assignee or any Depositor, the Seller shall provide (or, as applicable, cause each Third-Party Originator to provide), at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), procedures letters of certified public accountants pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Seller’s or, if applicable, Third-Party Originator’s originations or purchases, to calendar months commencing January 1, 2006, as the Assignee or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Assignee or such Depositor and the Seller may mutually agree upon as reliant on the Static Pool Information, which may include, by way of example, any Sponsor, any Depositor, any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Assignee or such Depositor.
     (c) If reasonably requested by the Assignee or any Depositor, the Servicer shall provide such information regarding the Servicer, as servicer of the Specified Mortgage Loans, and each Subservicer (each Servicer and each Subservicer, for purposes of this paragraph, a “Servicer”), as is reasonably requested for the purpose of compliance with Items 1108 of Regulation AB. Such information shall include, at a minimum:
     (A) the Servicer’s form of organization;
     (B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under this Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Specified Mortgage Loans and information on factors related to the Servicer that may be material, to any analysis of the servicing of the Specified Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:
(1) whether any prior securitizations of mortgage loans of a type similar to the Specified Mortgage Loans involving the Servicer have defaulted or experienced an early amortization or other performance triggering event because of servicing during the three-year period immediately preceding the related Securitization Transaction;
(2) the extent of outsourcing the Servicer utilizes;
(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger; and
(5) such other information as the Assignee or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;
     (C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Specified Mortgage Loans;
     (D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Servicer of its servicing obligations under this Agreement or any Reconstitution Agreement;
     (E) information regarding advances made by the Servicer on the Specified Mortgage Loans and the Servicer’s overall servicing portfolio of residential mortgage loans for the three-year period immediately preceding the related Securitization Transaction, which may be limited to a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during such period, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;
     (F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Specified Mortgage Loans;
     (G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and
     (H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.
     (d) If reasonably requested by the Assignee or any Depositor for the purpose of satisfying its reporting obligation under the Exchange Act with respect to any class of asset-backed securities, each of the Seller and the Servicer, as applicable, shall (or shall cause each Subservicer and, if applicable, any Third-Party Originator to) (i) notify the Assignee and any Depositor in writing of (A) any material litigation or governmental proceedings pending against the Seller, the Servicer, any Subservicer or any Third-Party Originator and (B) any affiliations or relationships that develop following the closing date of a Securitization Transaction between the Seller, the Servicer, any Subservicer or any

Third-Party Originator and any of the parties specified in clause (D) of paragraph (a) of this Subsection (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, and (ii) provide to the Assignee and any Depositor a description of such proceedings, affiliations or relationships.
     (e) As a condition to the succession to the Servicer or any Subservicer as servicer or subservicer under this Agreement or any applicable Reconstitution Agreement related thereto by any Person (i) into which the Servicer or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Servicer or any Subservicer, the Servicer shall provide to the Assignee and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Assignee and any Depositor of such succession or appointment and (y) in writing, all information reasonably requested by the Assignee or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.
     (f) In addition to such information as the Servicer, is obligated to provide pursuant to other provisions of this Agreement, if reasonably requested by the Assignee or Depositor, and to the extent permitted by applicable law, the Servicer shall provide such information which is reasonably available to the Servicer without unreasonable effort or expense, regarding the performance or servicing of the Specified Mortgage Loans as is reasonably required to facilitate preparation of distribution reports in accordance with Item 1121 of Regulation AB.
     (g) If reasonably requested by the Assignee or any Depositor, the Seller and the Servicer shall provide to the Assignee or any Depositor, such additional information as they may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to the Seller or Servicer or its performance hereunder.
     Subsection 35.04. Servicer Compliance Statement.
     On or before March 5 of each calendar year, commencing in 2007, the Servicer shall deliver to the Assignee, any Master Servicer and any Depositor a statement of compliance addressed to the Assignee and such Depositor and signed by an authorized officer of the Servicer, to the effect that (i) a review of the Servicer’s servicing activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the servicing provisions of this Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its servicing obligations under this Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.
     Subsection 35.05. Service Report on Assessment of Compliance and Attestation.

     (a) On or before March 5 of each calendar year, commencing in 2007, the Servicer shall:
     (i) deliver to the Assignee, any Master Servicer and any Depositor a report regarding the Servicer’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Assignee and such Depositor and signed by an authorized officer of the Servicer, and shall address each of the applicable Servicing Criteria as specified on the form of certification attached as Exhibit III hereto.
     (ii) deliver to the Assignee and any Depositor a report of a registered public accounting firm that attests to, and reports on, the assessment of compliance made by the Servicer and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;
     (iii) cause each Subservicer, and each Subcontractor determined by the Servicer pursuant to Subsection 35.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB (each, a “Participating Entity”), to deliver to the Assignee and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and
     (iv) deliver to the Assignee and any Depositor or any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction in the form attached hereto as Exhibit IV.
     The Servicer acknowledges that the party identified in clause (a)(iv) above may rely on the certification provided by the Servicer pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.
     (b) Each assessment of compliance provided by a Subservicer pursuant to Subsection 35.05(a)(i) shall address each of the applicable Servicing Criteria specified on a certification substantially in the form of Exhibit III hereto delivered to the Assignee concurrently with the execution of this Agreement or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Participating Entity pursuant to Subsection 35.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Servicer pursuant to Subsection 35.06.
     Subsection 35.06. Use of Subservicers and Subcontractors.
     The Servicer shall not hire or otherwise utilize the services of any Subservicer to fulfill any of the obligations of the Servicer under this Agreement or any related

Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (a) of this Section. The Servicer shall not hire or otherwise utilize the services of any Subcontractor, and shall not permit any Subservicer to hire or otherwise utilize the services of any Subcontractor, to fulfill any of the obligations of the Servicer under this Agreement or any Reconstitution Agreement unless the Servicer complies with the provisions of paragraph (b) of this Section.
     (a) It shall not be necessary for the Servicer to seek the consent of the Assignee or any Depositor to the utilization of any Subservicer. If required by Regulation AB, after reasonable notice from the Assignee of the parties involved in the Assignee’s Securitization Transaction, the Servicer shall cause any Subservicer used by the Servicer (or by any Subservicer) for the benefit of the Assignee and any Depositor to comply with the provisions of this Section and with Subsections 35.02, 35.03(c) and (e), 35.04, 35.05 and 35.07 of this Agreement, and to provide the information required with respect to such Subservicer under Subsection 35.03(d) of this Agreement. The Servicer shall be responsible for obtaining from each Subservicer and delivering to the Assignee and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Subsection 35.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Subsection 35.05 and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Subsection 35.05 as and when required to be delivered.
     (b) It shall not be necessary for the Servicer to seek the consent of the Assignee or any Depositor to the utilization of any Subcontractor. If required by Regulation AB, after reasonable notice from the Assignee of the parties involved in the Assignee’s Securitization Transaction, the Servicer shall promptly upon request provide to the Assignee and any Depositor (or any designee of the Depositor, such as a master servicer or administrator) a written description of the role and function of each Subcontractor utilized by the Servicer or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are Participating Entities, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Participating Entity identified pursuant to clause (ii) of this paragraph.
     The Servicer shall cause any such Participating Entity used by the Servicer (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of Subsections 35.05 and 35.07 2(e) of this Agreement. The Servicer shall be responsible for obtaining from each Participating Entity and delivering to the Assignee and any Depositor assessment of compliance and attestation required to be delivered by such Participating Entity under Subsection 35.05, in each case as and when required to be delivered.
     Subsection 35.07. Indemnification; Remedies.
     (a) Each of the Seller and the Servicer shall indemnify the Assignee and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; the Master Servicer, each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-

14(d) under the Exchange Act with respect to such Securitization Transaction; each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and any affiliated broker/dealer directly involved in the Securitization Transaction; and the respective present and former directors, officers and employees of each of the foregoing and of the Depositor, and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:
     (i)(A) any untrue statement of a material fact contained or alleged to be contained in any written information, written report, certification or other material provided under this Agreement by or on behalf of the Seller or Servicer, as applicable, or provided under this Agreement by or on behalf of any Subservicer, Participating Entity or, if applicable, Third-Party Originator (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;
     (ii) any failure by the Servicer, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, including the failure to by the Servicer to identify pursuant to Subsection 35.06(b) any Participating Entity; or
     (iii) any breach by the Seller or the Servicer, as applicable, of a representation or warranty set forth in Subsection 35.02(a) or in a writing furnished pursuant to Subsection 35.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Seller or the Servicer, as applicable, of a representation or warranty in a writing furnished pursuant to Subsection 35.02(b) to the extent made as of a date subsequent to such closing date; or
     (iv) the gross negligence of the Servicer in connection with its performance under Section 35.04 or Section 35.05 of this APPENDIX C Regulation AB Addendum.
     This indemnification shall survive the termination of this Agreement or any party to this Agreement.
     In the case of any failure of performance described in clause (a)(ii) of this Section, the Seller or the Servicer, as applicable, shall promptly reimburse the Assignee, any Depositor, as applicable, and each Person responsible for the execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Seller, Servicer, any Subservicer, any Participating Entity or any Third-Party Originator.
     (b) (i) Any failure by the Seller or the Servicer, any Subservicer, any Participating Entity or any Third-Party Originator to deliver any information, report, certification, accountants’ letter or other material when and as required under this Agreement, which continues unremedied for nine (9) Business Days after receipt by the Seller or the Servicer, as applicable, and the applicable Subservicer, Subcontractor, or Third-Party Originator of written notice of such failure from the Assignee or Depositor shall, except as provided in clause (B) of this paragraph, constitute an Event of Default with respect to the Seller or the Servicer, as applicable, under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Purchaser or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement related thereto without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement related thereto to the contrary) of any compensation to the Servicer; provided, however it is understood that the Servicer shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Servicer under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer, such provision shall be given effect.
     (ii) Any failure by the Servicer, any Subservicer or any Participating Entity to deliver any information, report, certification or accountants’ letter required under Regulation AB when and as required under Subsection 35.04 or 35.05, including any failure by the Servicer to identify a Participating Entity, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall constitute an Event of Default with respect to the Servicer under this Agreement and any applicable Reconstitution Agreement, and shall entitle the Assignee or Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Servicer under this Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement to the contrary) of any compensation to the Servicer; provided, however it is understood that the Servicer shall remain entitled to receive reimbursement for all unreimbursed Monthly Advances and Servicing Advances made by the Servicer under this Agreement and/or any applicable Reconstitution Agreement. Notwithstanding anything to the contrary set forth herein, to the extent that any provision of this Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Servicer, such provision shall be given effect.
     (iii) The Servicer shall promptly reimburse the Assignee (or any designee of the Assignee, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Assignee (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Servicer and the transfer of servicing of the Specified Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Servicer, the Assignee or any Depositor may have under other provisions of this Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.
     (c) The Assignee agrees to indemnify and hold harmless the Seller, the Servicer, any Subservicer, any Participating Entity, and, if applicable, any Third-Party Originator, each Person who controls any of such parties (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers and employees of each of the foregoing from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any filing with the Commission or the omission or alleged omission to state in any filing with the Commission a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission relates to any filing with the Commission other than the Company Information.”

EXHIBIT I

EXHIBIT II

EXHIBIT III
SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE
     The assessment of compliance to be delivered by [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”

Applicable
Servicing Criteria		Servicing Criteria

Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X

Applicable
Servicing Criteria		Servicing Criteria

Reference	Criteria

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	X

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	X

Applicable
Servicing Criteria		Servicing Criteria

Reference	Criteria

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF SERVICER] [NAME OF SUBSERVICER]

Date:

By:
Name:
Title:

EXHIBIT IV
FORM OF ANNUAL CERTIFICATION

Re:	The [ ] agreement dated as of [ ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]
     I,                                                             , the                                        of [NAME OF SERVICER], certify to [the Assignee], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:
     (1) I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Servicer’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB and identified as the responsibility of the Servicer on Exhibit III of the related Assignment, Assumption and Recognition Agreement (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Servicing Information”);
     (2) Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;
     (3) Based on my knowledge, all of the Servicing Information required to be provided by the Servicer under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];
     (4) I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has fulfilled its obligations under the Agreement; and
     (5) The Compliance Statement required to be delivered by the Servicer pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Servicer and by each Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the

[Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:

Name:
Title: